Exhibit (17)(a)

BYLAWS
OF
PUTNAM HIGH YIELD MUNICIPAL TRUST
(as amended through July 21, 2000)

ARTICLE 1
Agreement and Declaration of Trust and Principal Office

1.1 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of the Massachusetts business trust established by the Declaration of Trust (the “Trust”).

1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts.

ARTICLE 2
Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

2.3 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5 Notice of Certain Actions by Consent. If in accordance with the provisions of the Declaration of Trust any action is taken by the Trustees by written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE 3
Officers

3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Clerk and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. In addition, there shall be a Chairman of the Trustees, who will be considered an officer of the Trustees and not of the Trust. The Chairman of the Trustees and the President shall be a Trustee and may but need not be a shareholder; and any other officer may but need not be a Trustee or a shareholder. Any two or more offices may be held by the same person. A Trustee may but need not be a shareholder.

3.2 Election. The Chairman of the Trustees, the President; the Treasurer and the Clerk shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

3.3 Tenure. The Chairman of the Trustees, the President, the Treasurer and the Clerk shall hold office in each case until he or she dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 Chairman. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman of the Trustees, the President shall preside at all meetings of the Shareholders and of the Trustees. The Chairman of the Trustees shall have such other duties and powers relating to the operations of the Trustees as the Trustees may from time to time designate, but shall have no individual authority to act for the Trust as an officer of the Trust.

3.6 President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust.

3.7 Treasurer. Unless the Trustees shall provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

The chief accounting officer of the Trust shall be elected by the Trustees and shall have tenure as provided in Section 3.3 of these Bylaws.

3.8 Clerk. The Clerk shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the shareholders or Trustees, an Assistant Clerk, or if there be none or if he or she is absent, a temporary Clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, the President or the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
Committees

4.1 Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

ARTICLE 5
Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6
Fiscal Year

6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7
Seal

7.1 General. The seal of the Trust shall consist of a flat-faced die with the word “Massachusetts”, together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8
Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, Vice Chairman, a Vice President or the Treasurer and need not bear the seal of the Trust.

ARTICLE 9
Issuance of Shares and Share Certificates

9.1 Sale of Shares. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than the par value per share, if any, and not less than the net asset value per share, if any, as from time to time determined in accordance with the Declaration of Trust and these Bylaws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining the value of the assets of the Trust as stated in the Declaration of Trust and these Bylaws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

9.2 Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

9.3 Loss of Certificates. The transfer agent of the Trust, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents as may be approved by the Trustees.

9.4 Issuance of New Certificate to Pledgee. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

9.5 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

ARTICLE 10
Provisions Relating to the Conduct of the Trust’s Business

10.1 Certain Definitions. When used herein the following words shall have the following meanings: “Distributor” shall mean any one or more corporations, firms or associations which have distributor’s or principal underwriter’s contracts in effect with the Trust. “Manager” shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust.

10.2 Limitations on Dealings with Officers or Trustees. The Trust will not lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the Trust, and shall not permit any officer or Trustee of the Trust or any officer or director of the Distributor or Manager to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, officers or directors or otherwise financially interested in the Distributor or the Manager; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder, all as amended from time to time, and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; and (d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager is an officer or director or otherwise financially interested.

10.3 Securities and Cash of the Trust to be held by Custodian Subject to Certain Terms and Conditions.

(a) All securities and cash owned by the Trust shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $1,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as “Custodian”), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, the Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.

(b) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.

(c) The Trust shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:

(i) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

(ii) require that the cash and securities owned by the Trust be delivered directly to the successor Custodian; and

(iii) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.

10.4 Reports to Shareholders. The Trust shall send to each shareholder of record at least semi-annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.

10.5 Valuation of Assets. In valuing the portfolio investments of the Trust, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine.

ARTICLE 11
Shareholders

11.1 Annual Meeting. The annual meeting of the shareholders of the Trust shall be held on the last Friday in April in each year or on such other day as may be fixed by the Trustees. The meeting shall be held at such time as the Chairman of the Trustees or the Trustees may fix in the notice of the meeting or otherwise. Purposes for which an annual meeting is to be held, additional to those prescribed by law or these Bylaws, may be specified by the Chairman of the Trustees or by the Trustees.

11.2 Record Dates. For the purpose of determining the shareholders of any series or class of shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders of such series or class having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

11.3 Proxies. The placing of a shareholder’s name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

ARTICLE 12
Shares of Beneficial Interest

The provisions of Amendment No. 1 to Bylaws dated April 5, 1991 designating a new Article 12 to the Bylaws of the Trust as then in effect, stating that the Trust may issue an unlimited number of Common Shares and designating 4,000 Remarketed Preferred Shares, Series A and 4,000 Remarketed Preferred Shares, Series I are incorporated herein by reference.

ARTICLE 13
Amendments to the Bylaws

13.1 General. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

PUTNAM HIGH YIELD MUNICIPAL TRUST

Amendment No. 1 to By-laws -- Statement

creating two series of

Remarketed Preferred Shares

WHEREAS, Section 1 of Article III of the Agreement and Declaration of Trust dated March 30, 1989 of Putnam High Yield Municipal Trust (the “Declaration of Trust”), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, provides that the Trustees may, without shareholder approval, authorize one or more classes of shares (which classes may be divided into two or more series) shares of each such class or series having such preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as the Trustees may determine and as shall be set forth in the By-laws;

WHEREAS, pursuant to authority expressly vested in the Board of Trustees of the Trust by Section 1 of Article III of the Declaration of Trust, the Board of Trustees has authorized, in addition to that Trust’s common shares, a class of 4,000 preferred shares of which 900 shares are now to be issued as one series of its authorized preferred shares, without par value, liquidation preference $50,000 per share plus accumulated but unpaid dividends thereon, if any (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, designated Remarketed Preferred Shares, Series A; and

WHEREAS, pursuant to authority expressly vested in the Board of Trustees of the Trust by Section 1 of Article III of the Declaration of Trust, the Board of Trustees has also authorized the issuance of a series of 4,000 shares of its authorized preferred shares, without par value, liquidation preference $50,000 per share, designated Remarketed Preferred Shares, Series I;

NOW, THEREFORE, the By-laws of Putnam High Yield Municipal Trust are hereby amended as follows:

1. ARTICLE 12 shall be redesignated as ARTICLE 13.

2. A new ARTICLE 12 shall be added as follows:

ARTICLE 12

Shares of Beneficial Interest

12. The Trust has an unlimited number of Common Shares, without par value, which may be issued from time to time by the Board of Trustees of the Trust.

12.1 Statement Creating a Series of Remarketed Preferred Shares.

PART I.

DESIGNATION

SERIES A: A series of 4,000 shares of preferred shares, without par value, liquidation preference $50,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated “Remarketed Preferred Shares, Series A.” Each share of Remarketed Preferred Shares, Series A shall be issued on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; have such Initial Dividend Rate as shall be determined in advance of the issuance thereof by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 or exchanged prior thereto for a share of Remarketed Preferred Shares, Series I, pursuant to paragraph 12 of Part I of this Section 12.1 by the Trust on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof) at a redemption price of $50,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust’s Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1. The Remarketed Preferred Shares, Series A shall constitute a separate series of preferred shares of the Trust, and each share of Remarketed Preferred Shares, Series A shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

I. Definitions. Unless the context or use indicates another or different meaning or intent, in this Section 12.1 the following terms have the following meanings, whether used in the singular or plural:

“ ‘AA’ Composite Commercial Paper Rate,” on any date, means (i) the Interest Equivalent of the rate on commercial paper placed for the number of days specified in the succeeding sentence on behalf of issuers whose corporate bonds are rated “AA” by S&P and “Aa” by Moody’s, or the equivalent of such rating by such rating agency or by another nationally recognized statistical rating organization, as such rate is made available by the Federal Reserve Bank of New York on a discount basis or otherwise for the Business Day immediately preceding such date, or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Remarketing Agents for the close of business on the Business Day immediately preceding such date. In respect of any Dividend Period of 7 or 28 days (determined without regard to any adjustment in the remarketing schedule in respect of non-Business Days, as provided herein), the “AA” Composite Commercial Paper Rate shall be the Interest Equivalent of the 60-day rate. If any Commercial Paper Dealer does not quote a rate required to determine the “AA” Composite Commercial Paper Rate, the “AA” Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Dealers or, if none of the Commercial Paper Dealers quotes such a rate, by any Substitute Commercial Paper Dealer or Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer.

“Accountant’s Confirmation” has the meaning set forth in paragraph 8(f) of this Part I.

“Additional Dividend” has the meaning set forth in paragraph 3(k) of this Part I.

“Agent Member” means a designated member of the Securities Depository that will maintain records for a Beneficial Owner of one or more shares of RP that has identified such Agent Member in its Master Purchaser’s Letter and that will be authorized and instructed to disclose information to any Remarketing Agent and/or the Paying Agent with respect to such Beneficial Owner.

“Applicable Dividend Rate” means, with respect to the Initial Dividend Period, the rate of dividend per annum established by the Board of Trustees, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust and, for each subsequent Dividend Period, means the rate of dividend per annum that (i) except for a Dividend Period commencing during a Non-Payment Period, will be equal to the lower of the rate of dividend per annum that the Remarketing Agents advise results on the Dividend Reset Date preceding the first day of such Dividend Period from implementation of the remarketing procedures set forth in Part II hereof and the Maximum Dividend Rate or (ii) for each Dividend Period commencing during a Non-Payment Period, will be equal to the Non-Payment Period Rate.

“Applicable Percentage” has the meaning set forth under “Maximum Dividend Rate” below.

“Authorized Newspaper” means a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

“Beneficial Owner” means a person that has signed a Master Purchaser’s Letter and is listed as the beneficial owner of one or more shares of RP in the records of the Paying Agent or,

with respect to any share of RP not registered in the name of the Securities Depository on the share transfer books of the Trust, the person in whose name such share is so registered.

“Board of Trustees” means the Board of Trustees of the Trust.

“Business Day” means a day on which the New York Stock Exchange, Inc. is open for trading, and which is not a day on which banks in The City of New York are authorized or obligated by law to close.

“By-laws” means these By-laws of the Trust, as amended from time to time.

“Capital Gain Dividend” has the meaning specified in Section 852(b)(3) of the Code (or any successor provision).

“Code” means the Internal Revenue Code of 198 6, as amended from time to time.

“Commercial Paper Dealers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

“Common Shares” means the common shares of beneficial interest, without par value, of the Trust.

“Date of Original Issue” means, with respect to any share of RP, the date on which the Trust originally issues such share.

“Declaration of Trust” means the Agreement and Declaration of Trust dated March 30, 1989 of the Trust on file with the Secretary of State of The Commonwealth of Massachusetts.

“Deposit Securities” means cash and Municipal Securities rated at least A-1+ or SP-1+ by S&P.

“Discounted Value” means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody’s Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody’s Discount Factor; provided that the Discounted Value of such Eligible Asset shall never be greater than the face value of such Eligible Asset.

“Dividend Coverage Amount,” as of any Valuation Date, means, with respect to each share of RP, the sum of (1) the aggregate amount of dividends that will accumulate on such share of RP to (but not including) the Business Day following the first Dividend Reset Date for such share that follows such Valuation Date, and (2) the aggregate amount of all liabilities existing on the Valuation Date which are payable on or prior to the Business Day following the first Dividend Reset Date for such share that follows such Valuation Date.

“Dividend Coverage Assets,” as of any Valuation Date, means, with respect to each share of RP, Deposit Securities with maturity or tender payment dates not later than the day preceding the Business Day following the first Dividend Reset Date for such share that follows such

Valuation Date and having a Discounted Value, calculated using the S&P Discount Factor, not less than the Dividend Coverage Amount with respect to such share.

“Dividend Payment Date” means, (i) with respect to any Special Dividend Period of more than 91 but fewer than 365 days, the 92nd day thereof, the 183rd day thereof, if any, the 274th day thereof, if any, and the day after the last day thereof; (ii) with respect to any Special Dividend period of 365 or more days, the third Monday of each January, April, July and October therein and the day after the last day thereof; and (iii) with respect to any other Dividend Period, the day after the last day thereof; provided that, in any such case, if any such date shall not be a Business Day, the Dividend Payment Date shall be the Business Day next succeeding such day.

“Dividend Period” means with respect to any share of RP, the Initial Dividend Period for such share and thereafter a period which shall commence on each (but not the final) Dividend Payment Date for such share (which, except during a Non-Payment Period, shall be a Settlement Date for such share). Each such subsequent Dividend Period for such share will be comprised of, beginning with and including the day upon which it commences, 7 consecutive days; or in the case of a Special Dividend Period, the number of consecutive days as shall be specified by the Board of Trustees in accordance with the provisions set forth in paragraph 3(j) of this Part I at the time the Board of Trustees designates a Special Dividend Period. Notwithstanding the foregoing, any adjustment of the remarketing schedule by the Remarketing Agents which includes an adjustment of a Settlement Date shall lengthen or shorten Dividend Periods by causing them always to end on and include the day before the Settlement Date as so adjusted.

“Dividend Reset Date” means any date on which the Remarketing Agents (i) determine the Applicable Dividend Rate for the ensuing Dividend Period, (ii) notify Holders, purchasers and tendering Holders of shares of RP by telephone, telex or otherwise of the results of the Remarketing and (iii) announce such Applicable Dividend Rate.

“Eligible Asset” means S&P Eligible Asset and/or Moody’s Eligible Asset.

“Exchange Date” has the meaning set forth in paragraph 12 of this Part I.

“Exchange Event” has the meaning set forth in paragraph 12 of this Part I.

“Exempt-Interest Dividend” shall have the meaning specified in Section 852(b)(5) of the Code (or any successor provision).

“Forward Commitments” shall have the meaning specified in paragraph 13(c) of this Part I.

“Holder” means, with respect to any share of RP, the person whose name appears on the share transfer books of the Trust as the registered holder of such share.

“Independent Accountant” means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

“Initial Dividend Payment Date” means, with respect to any share of RP, the Initial Dividend Payment Date specified with respect thereto by the Board of Trustees, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust.

“Initial Dividend Period” means, with respect to any share of RP, the period commencing on and including the Date of Original Issue of such share and ending on the day prior to the Initial Dividend Payment Date.

“Initial Margin” means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

“Interest Equivalent” means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

“Market Value” of any asset of the Trust means the market value thereof determined by the Pricing Service. The Market Value of any asset shall include any interest accrued thereon.

The Pricing Service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques and/or a matrix system to determine valuations.

“Master Purchaser’s Letter” means a letter substantially in the form of Exhibit A to this Section 12.1 of ARTICLE 12, or such other form as may be acceptable to the Remarketing Agents, which is required to be executed by each purchaser of shares of RP.

“Maximum Dividend Rate” for any Dividend Period of 7 or 28 days at any Dividend Reset Date shall be the Applicable Percentage of the applicable “AA” Composite Commercial Paper Rate. The Applicable Percentage on each Dividend Reset Date shall vary with the lower of the credit rating or ratings assigned on such date to the shares of RP by Moody’s and S&P (or if Moody’s or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) as follows:

		Applicable
		Percentage
		Of “AA”
Credit Ratings		Composite
		Commercial
Moody’s	S & P	Paper Rate

“aa3” or higher	AA- or higher	110%
“a3” to “a1”	A- to A+	125%
“baa3” to “baa1”	BBB- to BBB+	150%
below “baa3”	Below BBB-	200%

The Maximum Dividend Rate for any Special Dividend Period will be a fixed or variable rate determined from time to time by formula or other means as designated by the Board of Trustees in respect of such Dividend Period.

The Remarketing Agents shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths (0.0005) of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Remarketing Agents shall not round the “AA” Composite Commercial Paper Rate as part of their calculation of any Maximum Dividend Rate.

“Minimum Liquidity Level” has the meaning”‘ set forth in paragraph 9 of this Part I.

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Moody’s Discount Factor” means, for purposes of determining the Discounted Value of any Moody’s Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Moody’s Collateral Period set forth opposite such rating that is the same length as or is longer than the Moody’s Exposure Period, in accordance with the table set forth below:

						Rating Category

Moody’s Collateral Period	Aaa*	Aa*	A*	Baa*	MIG-1/VMIG-1	Other**

7 weeks or less	151%	159%	168%	202%	136%	229%

8 weeks or less but greater
than 7 weeks	154	164	173	205	137	235

9 weeks or less but greater
than 8 weeks	158	169	179	209	138	242

* Moody’s rating.

** Municipal Securities not rated by Moody’s but rated at least BBB by S&P.

Notwithstanding the foregoing, (i) the Moody’s Discount Factor for short-term Municipal Securities will be 115%, so long as such Municipal Securities are rated at least MIG-1, VMIG-1 or P-l by Moody’s and mature or have a demand feature at par exercisable in 30 days or less, (ii) the Moody’s Discount Factor for short-term Municipal Securities not rated by Moody’s will be 125%, so long as such Municipal Securities are rated investment grade by S&P and mature or have a demand feature at par exercisable in 30 days or less and (iii) no Moody’s Discount Factor will be applied to cash.

“Moody’s Eligible Asset” means cash or a Municipal Security that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody’s or, if not rated by Moody’s but rated by S&P, is rated at least BBB by S&P (provided that, for purposes of determining the Moody’s Discount Factor applicable to any such S&P-rated Municipal Security, such Municipal Security will be deemed to have a Moody’s rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody’s rating suspended by Moody’s; and (iv) is part of an issue of Municipal Securities’ of at least $10,000,000. Municipal Securities issued by any one issuer and rated BBB by S&P may comprise no more than 4% of total Moody’s Eligible Assets; such BBB rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated Baa by Moody’s or A by S&P, may comprise no more than 6% of total Moody’s Eligible Assets; such BBB, A and Baa rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated A by Moody’s or AA by S&P, may comprise no more than 10% of total Moody’s Eligible Assets; and such BBB, Baa, A and AA rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated AA by Moody’s or AAA by S&P, may comprise no more than 20% of total Moody’s Eligible Assets. Municipal Securities issued by issuers located within a single state or territory and rated BBB by S&P may comprise no more than 12% of total Moody’s Eligible Assets; such BBB rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated Baa by Moody’s or A by S&P, may comprise no more than 20% of total Moody’s Eligible Assets; such, BBB, A and Baa rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated A by Moody’s or AA by S&P, may comprise no more than 40% of total Moody’s Eligible Assets; and such BBB, Baa, A and AA rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated Aa by Moody’s or AAA by S&P, may comprise no more than 60% of total Moody’s Eligible Assets. Municipal Securities that are used by the Trust as collateral pursuant to a repurchase agreement that obligates the Trust to repurchase such Municipal Securities will only constitute Moody’s Eligible Assets if the long-term debt of the other party to the repurchase agreement is rated at least Aa by Moody’s and such agreement has a term of 30 days or less; such Municipal Securities shall be valued at the Discounted Value of such Municipal Securities. Municipal Securities acquired as collateral by the Trust pursuant to a repurchase agreement that obligates the other party thereto to repurchase such Municipal Securities will only constitute a Moody’s Eligible Asset if the long-term debt of such other party is rated at least Aa by Moody’s and such agreement has a term of 30 days or less; such Municipal Securities shall be valued at the amount of cash paid by the Trust pursuant to such repurchase agreement.

Notwithstanding the foregoing, an asset will not be considered a Moody’s Eligible Asset if (i) it has been irrevocably deposited by the Trust for the payment, in full or in part, of the amount needed to redeem shares of RP subject to redemption (the product of the number of shares of RP to be redeemed multiplied by $50,000), or of any of (i) (B) through (i) (F) as set forth in the definition of “RP Basic Maintenance Amount” in this Part I, (ii) it has been deposited by the Trust into a margin account as Initial Margin or Variation Margin in connection with the Trust’s trading in futures contracts to the extent permitted by paragraph 13 of this Part I, (iii) it is held by the Trust’s custodian in a segregated account in connection with the Trust’s obligations under Forward Commitments as described in paragraph 13(c) of this Part I, or (iv) it is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, “Liens”), except for (a) Liens the validity of which is being contested in good faith by appropriate proceedings and which Moody’s has indicated to the Trust will not affect the status of such asset as a Moody’s Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by The Putnam Management Company, Inc., Putnam Investor Services, Inc., the Paying Agent or any Remarketing Agent and (d) any Lien by virtue of a repurchase agreement.

“Moody’s Hedging Transaction” has the meaning set forth in paragraph 13(b) of this Part I.

“Municipal Index” has the meaning set forth in paragraph 13(a) of this Part I.

“Moody’s Exposure Period” means the period commencing on a given Valuation Date and ending 63 days thereafter.

“Municipal Securities” means municipal securities as described in the Trust’s Registration Statement on Form N-2 (File Nos. 33-40479 and 811-5795) on file with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time.

“Net After-Tax Return” means, with respect to any dividend paid on the RP, the amount of such dividend less the federal corporate income tax to which such dividend is or would be subject, giving effect to the estimated, actual or assumed (as the case may be) portion of such dividend designated as an Exempt-Interest Dividend or as a Capital Gain Dividend. For this purpose, in the case of any dividend it shall be assumed that (A) the applicable income tax rate is the highest marginal federal income tax rate applicable to domestic corporations reporting taxable income based on a calendar year (except that to the extent that the dividend is designated by the Trust as a Capital Gain Dividend, the applicable income tax rate shall be assumed to be the highest marginal federal income tax rate applicable to such corporations with respect to long-term capital gains) under the law in effect at the time of the payment of such dividend, disregarding any alternative minimum tax and (B) if the full amount of such dividend were effectively designated an Exempt-Interest Dividend, the Holder receiving such dividend would be entitled to exclude the amount of such dividend from taxable income for federal income tax purposes (but not for federal alternative minimum tax purposes) to the maximum extent permitted by Sections 103 and 852 of the Code (or any successor provisions) in effect at the time of the payment of the dividend. If, as a result of a change in the Code, the highest marginal federal income tax rate applicable to individuals exceeds the highest marginal federal income tax rate applicable to domestic corporations, the Trustees will consider, in their absolute discretion, whether or not the Trust would benefit from amending these By-laws by substituting the individual rate for the corporate rate for purposes of the assumption specified in clause (A) of the preceding sentence.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“1940 Act Cure Date,” with respect to the failure by the Trust to maintain the 1940 Act RP Asset Coverage (as required by paragraph 7 of this Part I) as of the last Business Day of each month, means the last Business Day of the following month.

“1940 Act RP Asset Coverage” means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares, including all outstanding shares of RP and Other RP (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of paying dividends on its common shares).

“Non-Call Period” has the meaning described under “Specific Redemption Provisions” below.

“Non-Payment Period” means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to 12:00 noon, New York City time, on any Dividend Payment Date for shares of RP, for payment on or (to the extent permitted below) within three Business Days after such Dividend Payment Date to the Holders of such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on such shares payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on or (to the extent permitted below) within three Business Days after any Dividend Payment Date for any shares of RP the full amount of any dividend on such shares (whether or not earned or declared) payable on such Dividend Payment Date or (B) on or (to the extent permitted below) within three Business Days after any redemption date for any shares of RP called for redemption, the redemption price of $50,000 per share plus the full amount of any dividends thereon (whether or not earned or declared) accumulated but unpaid to such redemption date, plus the premium, if any, resulting from the designation of a Premium Call Period and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that a Non-Payment Period shall not end during the first seven days thereof unless the Trust shall have given at least three days’ written notice to the Paying Agent, the Remarketing Agents and the Securities Depository and thereafter shall not end unless the Trust shall have given at least fourteen days’ written notice to the Paying Agent, the Remarketing Agents, the Securities Depository and all

Beneficial Owners. Any dividend on shares of RP due on any Dividend Payment Date for such shares (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to such shares not paid to such Holders when due may (if such non-payment is not solely due to the willful failure of the Trust) be paid pro rata to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by a late charge calculated for such period of non-payment as the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365.

“Non-Payment Period Rate” means 200% of the applicable “AA” Composite Commercial Paper Rate.

“Notice of Redemption” means any notice with respect to the redemption of shares of RP pursuant to paragraph 4 of this Part I.

“Other RP” means the remarketed preferred shares of the Trust, other than the RP, and includes the Serial RP.

“Paying Agent” means Bankers Trust Company, or any successor company or entity, which has entered into a Paying Agent Agreement with the Trust to act for the Trust, among other things, as the transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications in connection with the shares of RP in accordance with such agreement.

“Paying Agent Agreement” means an agreement to be entered into between the Trust and the Paying Agent.

“Preferred Shares” means the preferred shares of the Trust, and includes RP and Other RP.

“Premium Call Period” has the meaning specified in “Specific Redemption Provisions,” below.

“Pricing Service” means Muller Investdata Corp., or any successor company or entity, or as designated from time to time by the Board of Trustees. Notwithstanding the foregoing, the Board of Trustees will not designate a new Pricing Service unless the Trust has received a written confirmation from Moody’s and S&P that such action would not impair the ratings then assigned by Moody’s and S&P to shares of RP.

“Quarterly Valuation Date” means the last Business Day of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing September 30, 1991.

“Remarketing” means each periodic operation of the process for remarketing shares of RP as described in Part II hereof.

“Remarketing Agents” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Prudential Securities Incorporated and any additional or successor companies or entities which have entered into an agreement with the Trust to follow the remarketing procedures for the purpose of determining the Applicable Dividend Rate.

“Remarketing Dividend” has the meaning set forth in paragraph 3(k) of this Part I.

“Right” has the meaning set forth in paragraph 3(k)(ii) of this Part I.

“RP” means Remarketed Preferred Shares, Series A.

“RP Basic Maintenance Amount,” as of any Valuation Date, means the dollar amount equal to the sum of (i)(A) the product of the number of shares of RP and Other RP outstanding on such date multiplied by $50,000; (B) the aggregate amount of dividends (whether or not earned or declared) that will have accumulated (including Additional Dividends) for each share of RP and Other RP outstanding in each case to (but not including) the next Dividend Payment Date that follows such Valuation Date (for purposes of determining any Additional Dividends, the Trust shall determine all taxable income accrued and net capital gains realized as of the end of the immediately preceding calendar month and shall calculate Additional Dividends as if the end of such calendar month were the end of the Trust’s tax year for federal income tax purposes and the Trust shall assume for purposes of calculating such Additional Dividends that such Additional Dividends are paid entirely from taxable income); (C) the aggregate amount of dividends that would accumulate at the then current Maximum Dividend Rate on any shares of RP and Other RP outstanding from such respective Dividend Payment Dates through the 63rd day after such Valuation Date, multiplied by the larger of factors (currently 258%) determined from time to time by Moody’s and S&P and designed to take into account potential increases in dividend rates over such period (except that if such Valuation Date occurs during a Non-Payment Period, the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the premium, if any, resulting from the designation of a Premium Call Period; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i) (A) through (i) (E) (including, without limitation, any current liabilities relating to futures and options and payables for Municipal Securities purchased as of such Valuation Date) less (ii) the sum of (A) receivables for Municipal Securities sold as of such Valuation Date, provided that, for purposes of determining whether the Trust, has Moody’s Eligible Assets with a Discounted Value that equals the RP Basic Maintenance Amount, the party from which such receivable is due shall have long-term debt rated at least A2 by Moody’s and such receivable is due in 30 days or less, and (B) the value of any cash or Municipal Securities which are rated A-1+ or SP-1+ by S&P and P-l, VMIG-1 or MIG-1 by Moody’s and which mature on or before the date when payment is due which are irrevocably deposited by the Trust for the payment of the amount needed to redeem the shares of RP subject to redemption (the product of the number of shares of RP to be redeemed multiplied by $50,000), or of any of (i) (B) through (i) (F) or held by the Trust’s custodian in a segregated account in connection with the Trust’s obligations under Forward Commitments.

“RP Basic Maintenance Cure Date,” with respect to the failure by the Trust to satisfy the RP Basic Maintenance Amount (as required by paragraph 8(a) of this Part I) as of a given Valuation Date, means the ninth Business Day following such Valuation Date.

“RP Basic Maintenance Report” means a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Trust which sets forth, as of the related Valuation

Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in the aggregate), and the RP Basic Maintenance Amount.

“S&P” means Standard & Poor’s Corporation or its successors.

“S&P Discount Factor” means, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest S&P Collateral Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

	Rating Category

S&P Collateral Period	AAA*	AA*	A*	BBB*

40 Business Days	190%	195%	210%	250%

22 Business Days	170	175	190	230

10 Business Days	155	160	175	215

7 Business Days	150	155	170	210

3 Business Days	130	135	150	190

* S&P rating.

Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Securities will be 115%, so long as such Municipal Securities are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Securities are not rated by S&P but are rated VMIG-1, P-l or MIG-1 by Moody’s; provided, however, that if such Municipal Securities are backed by any letter of credit, liquidity facility or guarantee from a bank or other financial institution, such bank or institution must have a short-term rating of at least A-1+ from S&P; and further provided that such short-term Municipal Securities rated by Moody’s but not rated by S&P may comprise no more than 50% of short-term Municipal Securities that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash.

“S&P Eligible Asset” means cash or a Municipal Security that (i) is issued by any of the 50 states, the territories and their subdivisions, counties, cities, towns, villages, and school districts, agencies such as authorities and special districts created by the states and certain federally sponsored agencies such as local housing authorities (payments made on these bonds are exempt from regular federal income taxes and are generally exempt from state and local taxes in the state of issuance); (ii) is interest bearing and pays interest at least semi-annually; (iii) is payable with respect to principal and interest in United States Dollars; (iv) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated by Moody’s, is rated at least A by Moody’s (provided that such Moody’s-rated Municipal Securities will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody’s-rated Municipal Security, such Municipal Security will be deemed to have an S&P rating which is one full rating category lower than its Moody’s rating); (v) is not subject to a covered call or covered put option written by the Trust; (vi) is not part of a private placement of Municipal Securities;

and (vii) is part of an issue of Municipal Securities with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million) , is issued by an issuer with a total of at least $50 million of securities outstanding. Notwithstanding the foregoing:

(a) Municipal Securities of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Securities exceeds 5% of the aggregate Market Value of the S&P Eligible Assets;

(b) Municipal Securities guaranteed or insured by any one bond insurer will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 25% of the aggregate Market Value of the S&P Eligible Assets; and

(c) Municipal Securities issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 20% of the aggregate Market Value of the S&P Eligible Assets.

“S&P Exposure Period” means the maximum period of time following a Valuation Date that the Trust has under this Section 12.1 to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the RP Basic Maintenance Amount (as described in paragraph 8(a) of this Part I) which period of time is currently nine Business Days.

“S&P Hedging Transaction” has the meaning set forth in paragraph 13(a) of this Part I.

“Securities Depository” means The Depository Trust Company or any successor company or other entity selected by the Trust as securities depository of the shares of RP that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of RP.

“Serial RP” means the Remarketed Preferred Shares, Series I, of the Trust established pursuant to a statement establishing and fixing the rights of such series as set forth in Section 12.2 of these By-laws.

“Service” means the Internal Revenue Service.

“Settlement Date” means the first Business Day after a Dividend Reset Date applicable to a share of RP.

“7-day Dividend Period” means a Dividend Period containing seven days.

“Special Dividend Period” means a Dividend Period established by the Board of Trustees pursuant to paragraph 3(j) of this Part I.

“Specific Redemption Provisions” means, with respect to a Special Dividend Period of 365 or more days, either, or any combination of, (i) a period (a “Non-Call Period”) determined by the Board of Trustees, after consultation with the Remarketing Agents, during which the shares of RP subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a “Premium Call Period”), consisting of a number of whole years and determined by the Board of Trustees, after consultation with the Remarketing Agents, during each year of which the shares of RP subject to such Dividend Period shall be redeemable at the

Trust’s option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $50,000, as determined by the Board of Trustees after consultation with the Remarketing Agents.

“Substitute Commercial Paper Dealers” means such Substitute Commercial Paper Dealer or Dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

“Substitute Rating Agency” and “Substitute Rating Agencies” mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by the Trust to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of RP.

“Tender and Dividend Reset” means the process pursuant to which shares of RP may be tendered in a Remarketing or held and become subject to the new Applicable Dividend Rate determined by the Remarketing Agents in such Remarketing.

“Tender Date” means any date on which (i) each holder of shares of RP must provide to the Remarketing Agents irrevocable telephonic notice of intent to tender shares in a Remarketing and (ii) such Remarketing formally commences.

“Treasury Bonds” shall have the meaning set forth in paragraph 13(a) of this Part I.

“Trust” means Putnam High Yield Municipal Trust, a Massachusetts business trust.

“Valuation Date” means, for purposes of determining whether the Trust is maintaining the RP Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day.

“Voting Period” has the meaning set forth in paragraph 6(b) of this Part I.

“Variation Margin” means, in connection with an outstanding futures contract owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

2. Fractional Shares. No fractional shares of RP shall be issued.

3. Dividends. (a) The Holders as of 5:00 p.m., New York City time, on the date preceding the applicable Dividend Payment Date, shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative dividends, at the Applicable Dividend Rate and, if applicable, a Right (as defined in Section 3(k) (ii) ) to receive an Additional Dividend or Additional Dividends. Dividends on the shares of RP so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Shares. The Trust will endeavor to designate dividends on shares of RP as Exempt-Interest Dividends to the extent permitted by Section 852 of the Code.

(b) Dividends on each share of RP shall accumulate from its Date of Original Issue and will be payable, when, as and if declared by the Board of Trustees, on each Dividend Payment Date applicable to such share of RP.

(c) Each declared dividend shall be payable on the applicable Dividend Payment Date to the Holder or Holders of such shares of RP as set forth in paragraph 3(a). Dividends on shares of RP in arrears with respect to any past Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, pro rata to the Holders of such shares as of a date not exceeding five Business Days preceding the date of payment thereof as may be fixed by the Board of Trustees. Any dividend payment made on any share of RP shall be first credited against the dividends accumulated but unpaid (whether or not earned or declared) with respect to the earliest Dividend Payment Date on which dividends were not paid.

(d) Neither Holders nor Beneficial Owners of shares of RP shall be entitled to any dividends on the shares of RP, whether payable in cash, property or stock, in excess of full cumulative dividends thereon, except as set forth in paragraph 3(k) or 3(1) of this Part I. Except as provided in paragraph 3(h) of this Part I, neither Holders nor Beneficial Owners of shares of RP shall be entitled to any interest, or other additional amount, on any dividend payment on any share of RP which may be in arrears.

(e) Except as otherwise provided herein, the Applicable Dividend Rate on each share of RP for each Dividend Period with respect to such share shall be equal to the rate per annum that results from implementation of the remarketing procedures described in Part II hereof.

(f) The amount of declared dividends for each share of RP payable on each Dividend Payment Date shall be computed by the Trust by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the last day of such Dividend Period, and the denominator of which shall be 365, and then multiplying the percentage so obtained by $50,000.

(g) No later than by 12:00 noon, New York City time, on each Dividend Payment Date, the Trust shall deposit in same-day funds with the Paying Agent the full amount of any dividend declared and payable on such Dividend Payment Date on any share of RP.

(h) The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; any share of RP for which a Special Dividend Period would otherwise have commenced on the first day of a Non-Payment Period shall have a 7-day Dividend Period; and each Dividend Period for shares of RP commencing after the first day of, and during, a Non-Payment Period shall be a 7-day Dividend Period. Any amount of any dividend due on any Dividend Payment Date for any shares of RP (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders of such shares of RP as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of RP not paid to such Holders when due but paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, shall incur a late charge to be paid therewith to such Holders and calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. For the purposes of the foregoing and paragraphs 3(g) and 4(g) of this Part I, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

(i) Except during a Non-Payment Period, by 1:00 p.m. on the Tender Date in the Remarketing at the end of the Initial Dividend Period applicable to a share of RP, and by 1:00 p.m. on the Tender Date in the Remarketing at the end of each subsequent Dividend Period applicable to a share of RP, the Beneficial Owner of such share of RP may elect to tender such share or hold such share for the next Dividend Period. If the Beneficial Owner of such share of RP elects to hold such share, such Beneficial Owner shall hold such share of RP for a 7-day Dividend Period, or a Special Dividend Period if the succeeding Dividend Period with respect to such share has been designated by the Board of Trustees as a Special Dividend Period, provided that, if (i) there are no Remarketing Agents, (ii) the Remarketing Agents are not required to conduct a Remarketing or (iii) the Remarketing Agents are unable to remarket in the Remarketing on the Dividend Reset Date following such Tender Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share, then the next Dividend Period for all shares of RP shall be a 7-day Dividend Period and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate. If the Beneficial Owner of such share of RP fails to elect to tender or hold such share by 1:00 p.m. on such Tender Date, such Beneficial Owner shall continue to hold such share at the Applicable Dividend Rate determined in such Remarketing for a Dividend Period of the same type as the current Dividend Period for such share; provided that, (i) if there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing or the Remarketing Agents are unable to remarket in the Remarketing on the Dividend Reset Date following such Tender Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share, then the next Dividend Period for all shares of RP shall be a 7-day Dividend Period and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate for a 7-day Dividend Period and (ii) if such current Dividend Period is a Special Dividend Period or the succeeding Dividend Period has been designated by the Board of Trustees as a Special Dividend Period, then such Beneficial Owner is deemed to have elected to tender the shares. If the Remarketing Agents are unable to remarket in such Remarketing all shares of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $50,000 per share, the Beneficial Owners of shares of RP tendered (or deemed tendered) but not purchased in such Remarketing shall hold such shares at the applicable Maximum Dividend Rate for a 7-day Dividend Period. If a share of RP is tendered (or deemed tendered) and purchased in a Remarketing, the next Dividend Period for such share shall be a 7-day Dividend Period or a Special Dividend Period with respect to such share, as the case may be, at the Applicable Dividend Rate therefor, except that, if the Remarketing Agents are unable to remarket in such Remarketing all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share, no purchaser in such Remarketing shall be permitted to acquire shares having a Special Dividend Period and the next Dividend Period for such share shall be a 7-day Dividend Period and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate.

(j) The Board of Trustees may at any time designate a subsequent Dividend Period as a Special Dividend Period with such number of days as the Board of Trustees shall specify; provided that (i) such number of days to be specified as a Special Dividend Period shall be a multiple of 7; (ii) written notice of any such designation, of the Maximum Dividend Rate, and Specified Redemption Provisions, in respect thereof, and of the consequences of failure to tender or to elect to hold shares, must be given at least seven days prior to such Tender Date to the Remarketing Agents, the Paying Agent, the Securities Depository and the Beneficial Owners of shares of RP which are to be subject to such Special Dividend Period; (iii) no Special Dividend Period may commence for any share of RP during a Non-Payment Period or if the Trust fails to maintain either the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage and such failure is not cured; (iv) if such Special Dividend Period contains 365 or more days, the shares of RP subject to such Special Dividend Period shall have an aggregate liquidation preference (exclusive of accumulated but unpaid dividends and premium, if any) of at least $30,000,000 or such greater or lesser amount as may be specified by the Board of Trustees; (v) in respect of any Special Dividend Period, the Board of Trustees shall also determine a Maximum Dividend Rate after consultation with the Remarketing Agents, which rate, as determined from time to time by formula or other means, may be fixed or variable; and (vi) in respect of any Special Dividend Period of 365 or more days, the Board of Trustees, after consultation with the Remarketing Agents, may establish Specific Redemption Provisions.

On or before 5:00 p.m., New York City time, on the third Business Day prior to the designation of a Special Dividend Period, the Trust shall complete and deliver to S&P and

Moody’s, on a pro forma basis, an RP Basic Maintenance Report for such proposed Special Dividend Period, taking into account the proposed number of days to be specified as a Special Dividend Period and the proposed Maximum Dividend Rate to be determined with respect to such Special Dividend Period.

The existence or rescission of any Special Dividend Period shall not affect any current Dividend Period or prevent the Board of Trustees from establishing other Special Dividend Periods of similar duration or in any way restrict the Maximum Dividend Rate or Specific Redemption Provisions which may be designated in connection with any other Special Dividend Period.

If the Remarketing Agents are unable to remarket sufficient shares of RP at the commencement of a Special Dividend Period to satisfy the requirement described in clause (iv) of the third preceding paragraph, then the Dividend Period in respect of any share of RP which otherwise would have been subject to such Special Dividend Period shall be a 7-day Dividend Period and an Applicable Dividend Rate shall be set by the Remarketing Agents in accordance with the remarketing procedures.

(k) (i) Not later than the end of each taxable year of the Trust, the Trust shall make an estimate of its capital gains and other income not exempt from federal income tax for such year. If, on the basis of such estimate, the Trust determines that any portion of a dividend paid on the RP at the Applicable Dividend Rate (a “Remarketing Dividend”) during such year will not be designated by the Trust as an Exempt-Interest Dividend solely because the Trust, in its judgment, will be required to allocate to the RP capital gains or other income not exempt from federal income tax, then additional dividends (“Additional Dividends”) for that year shall become payable on the RP prior to the end of that year such that the Net After-Tax Return based on such estimate to a holder of RP from such Remarketing Dividend and the Additional Dividend relating to such Remarketing Dividend will be the same as the Net After-Tax Return that would have been derived from such Remarketing Dividend if 100% of such Remarketing Dividend had been effectively designated as an Exempt-Interest Dividend. Within 60 days following the end of each taxable year of the Trust, the Trust shall make a final determination of its capital gains, and other income not exempt from federal income tax for such year, and shall designate the portion, if any, of each Remarketing Dividend paid during the taxable year which qualifies, in its judgment, as an Exempt-Interest Dividend. If the portion, if any, of a Remarketing Dividend which is actually designated by the Trust as an Exempt-Interest Dividend is less than 90% of the portion, if any, of such dividend which the Trust previously estimated that it would designate as an Exempt- Interest Dividend, then an Additional Dividend shall become payable on the RP within 60 days following the end of the taxable year such that the Net After-Tax Return, based on such actual designation, to a holder of RP from such Remarketing Dividend and the Additional Dividend or Additional Dividends relating to such Remarketing Dividend will be the same as the Net After-Tax Return that would have been derived from such Remarketing Dividend if 100% of such Remarketing Dividend had been effectively designated as an Exempt-Interest Dividend.

(ii) Simultaneously with the declaration of each Remarketing Dividend at the Applicable Dividend Rate determined as set forth in paragraph 3(a) above, the Trustees shall declare a dividend consisting of one right (a “Right”) to receive an Additional Dividend or Additional Dividends in respect of such Remarketing Dividend paid at the Applicable Dividend Rate. If the Trust determines that an Additional Dividend or Additional Dividends is payable in respect of any Right received during such year, such Additional Dividend or Additional Dividends in respect of such Right shall be paid to the Holder that received such Right, whether or not such Holder continues to own the shares of RP in respect of which such Right was issued. Rights shall be nontransferable except by operation of law, and no purported transfer of a Right will be recognized by the Trust. No certificates will be issued evidencing Rights. The Trust shall deposit with the Paying Agent sufficient funds for the payment of such Additional Dividends not later than noon on the Business Day immediately preceding the date on which such Additional Dividends become payable and shall give the Paying Agent irrevocable instructions to apply such funds and, if necessary, the income and proceeds therefrom, to the payment of such Additional Dividends. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities provided that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such Additional Dividend. All such funds (to the extent necessary to pay the full amount of such Additional Dividend) shall be held in trust for the benefit of the holders of Rights. The Trustees shall designate dividends paid during the taxable year as Exempt-Interest Dividends in a manner that, to the extent allowed by applicable law, is no less beneficial to the Holders than the assumptions used in determining the amount of Additional Dividends in respect of such dividends pursuant to this clause (ii).

(iii) Except as provided in paragraph 3(k)(i) above, no Additional Dividends shall for any reason become payable during any taxable year of the Trust in respect of any dividend which first became payable in an earlier taxable year. In particular, and without limiting the generality of the foregoing, no Additional Dividends shall become payable as a result of any Internal Revenue Service challenge to the allocations of types of income or designations made by the Trust relating to distributions made with respect to an earlier taxable year. Additionally, no Additional Dividends shall be payable as a result of any change in the law concerning the eligibility of amounts paid with respect to the RP for treatment as Exempt-Interest Dividends or the excludability of amounts paid with respect to the RP from the taxable income of any Holder for federal income tax purposes.

(1) The Board of Trustees may in its sole discretion from time to time declare a special dividend (each, a “special dividend”) in an amount determined in its sole judgment to be necessary or desirable to cause the Trust to comply with any distribution requirements of the Code and thereby to avoid the incurrence by the Trust of any income or excise tax under the Code, provided that the Board of Trustees shall not declare a special dividend if the declaration thereof causes the Trust to fail to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage. Any such special dividend shall be payable on a date specified by the Board of Trustees to Holders of record on a date specified by the Board of Trustees consistent with the By-laws. The Trust shall deposit with the Paying Agent sufficient funds for the payment of any such special dividend not later than noon on the Business Day immediately preceding the date on which such special dividend becomes payable and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to payment of such special dividends. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities provided that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such special dividend. All such funds (to the extent necessary to pay the full amount, of such special dividend) shall be held in trust for the benefit of the Holders.

4. Redemption. Shares of RP shall be redeemable by the Trust as provided below:

(a) To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of RP, in whole or in part, on the next succeeding scheduled Dividend Payment Date applicable to those shares of RP called for redemption, out of funds legally available therefor, at a redemption price equal to $50,000 per share plus an amount equal to dividends thereon (whether or not earned or declared) accumulated but unpaid to the date fixed for redemption plus the premium, if any, resulting from the designation of a Premium Call Period; provided that no share of RP shall be subject to redemption pursuant to this paragraph 4(a) on any Dividend Payment Date during a Non-Call Period to which it is subject; and provided further that the Trust shall effect no redemption pursuant to this paragraph 4(a) if as a result of such redemption the Trust shall have failed to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage. The Trust may not give a Notice of Redemption relating to an optional redemption as described in paragraph 4 (a) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a Discounted Value not less than the amount due to Beneficial Owners by reason of the redemption of their shares of RP on such redemption date.

(b) The Trust shall redeem, out of funds legally available therefor, at a redemption price of $50,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) to the date fixed by the Board of Trustees for redemption plus the premium, if any, resulting from the designation of a Premium Call Period, certain of the shares of RP to the extent permitted under the 1940 Act and Massachusetts law, if the Trust fails to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage and such failure is not cured on or before the RP Basic Maintenance Cure Date or the 1940 Act Cure Date (each herein referred to as a “Cure Date”), as the case may be. The number of shares of RP to be redeemed shall be equal to the lesser of (i) the minimum number of shares of RP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred Shares subject to redemption or retirement, would result in the satisfaction of the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of RP and other Preferred Shares the redemption of which would have such result, all shares of RP then outstanding shall be redeemed), and (ii) the maximum number of shares of RP, together with all other Preferred Shares subject to redemption or retirement that can be redeemed out of funds expected to be legally available therefor. In determining the number of shares of RP required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the RP Basic Maintenance Amount or the 1940 Act RP Asset

Coverage, as the case may be, pro rata among shares of RP, Other RP and other Preferred Shares subject to redemption provisions similar to those contained in this paragraph 4 (b) , except as set forth in Section 12.2 of these By-laws. The Trust shall effect such redemption not later than 45 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of RP and other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 45 days after such Cure Date, the Trust shall redeem those shares of RP and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

Any share of RP shall be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period, provided that shares of RP subject to a Non-Call Period will only be subject to redemption to the extent that the other shares of RP are not available to satisfy the number of shares required to be redeemed. In such event, such shares subject to a Non-Call Period will be selected for redemption in an ascending order of outstanding Non-Call Period (with shares with the lowest number of days remaining in the period to be called first) and by lot in the event of equal outstanding Non-Call Periods.

(c) Subject to paragraph 4(d) of this Part I, if fewer than all the outstanding shares of RP are to be redeemed pursuant to this paragraph 4, the number of shares of RP so to be redeemed shall be a whole number of shares and shall be determined by the Board of Trustees, and the Trust shall give a Notice of Redemption as provided in paragraph 4(e) of this Part I, provided that no share of RP will be subject to optional redemption on any Dividend Payment

Date during a Non-Call Period to which it is subject and shares of RP subject to a Non-Call Period will be subject to mandatory redemption only on the basis described under paragraph 4(b) of this Part I. Unless certificates representing shares of RP are held by Holders other than the Securities Depository or its nominee, the Securities Depository upon receipt of such notice, shall determine by lot the number of shares of RP to be redeemed from the account of each Agent Member (which may include an Agent Member, including a Remarketing Agent, holding shares for its own account) and notify the Paying Agent of such determination. The Paying Agent, upon receipt of such notice, shall in turn determine by lot the number of shares of RP to be redeemed from the accounts of the Beneficial Owners of the shares of RP whose Agent Members have been selected by the Securities Depository and give notice of such determination to the Remarketing Agents. In doing so, the Paying Agent may determine that shares of RP shall be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agents, without shares of RP being redeemed from the accounts of other Beneficial Owners.

(d) Notwithstanding paragraph 4(c) of this Part I, if any certificates representing shares of RP are held by Holders other than the Securities Depository or its nominee, then the shares of RP to be redeemed shall be selected by the Trust by lot.

(e) Any Notice of Redemption with respect to shares of RP shall be given (A) in the case of a redemption pursuant to paragraph 4(a) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agents by telephone, not later than 1:00 p.m. New York City time (and later confirmed in writing) on (i) the Settlement Date in the case of a partial redemption of the shares of RP, (ii) the Tender Date in the case of a redemption in whole of the shares of RP or (iii) during a Non-Payment Period, the later of the Dividend Payment Date and the seventh day, in each case (i.e. , clauses (i) , (ii) and (iii) above) prior to the earliest date upon which any such redemption may occur and (B) in the case of a mandatory redemption pursuant to paragraph 4(b) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m., New York City time (and later confirmed in writing) on the third Business Day preceding the redemption date established by the Board of Trustees and specified in such notice. In the case of a partial redemption of the shares of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in paragraph 4(c) of this Part I (or, during a Non-Payment Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption from the Trust). Such telephonic notice shall be confirmed promptly in writing to the Remarketing Agents, the Securities Depository and each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which the Paying Agent determines the shares to be redeemed. In the case of a redemption in whole of the shares of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which it receives a Notice of Redemption from the Trust. Such telephonic notice shall be confirmed promptly in writing to each Beneficial Owner of shares of RP called for redemption, the Remarketing Agents and the Securities Depository not later than the close of business on the second Business Day following the day on which the Paying Agent receives a Notice of Redemption.

(f) Every Notice of Redemption and other redemption notice shall state: (i) the redemption date; (ii) the number of shares of RP to be redeemed; (iii) the redemption price; (iv) that dividends on the shares of RP to be redeemed shall cease to accumulate as of such redemption date; and (v) the provision of the Declaration of Trust or the By-laws pursuant to which such shares are being redeemed. In addition, notice of redemption given to a Beneficial Owner shall state the CUSIP number, if any, of the shares of RP to be redeemed and the manner in which the Beneficial Owners of such shares may obtain payment of the redemption price. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. The Paying Agent shall use its reasonable efforts to cause the publication of a redemption notice in an Authorized Newspaper within two Business Days of the date of the Notice of Redemption, but failure so to publish such notification shall not affect the validity or effectiveness of any such redemption proceedings. Shares of RP the Beneficial Owners of which shall have been given Notice of Redemption shall not be subject to transfer outside of a Remarketing.

(g) On any redemption date, the Trust shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon, New York City time, $50,000 for each share of RP called for redemption plus an amount equal to dividends thereon (whether or not earned or declared) accumulated but unpaid to such redemption date (but excluding dividends, if any, to be paid pursuant to paragraph 3(k) of this Part I if and to the extent such dividends have not become due and payable on or prior to such redemption date), plus the premium, if any, resulting from the designation of a Premium Call Period.

(h) In connection with any redemption, upon the giving of a Notice of Redemption and the deposit of the funds necessary for such redemption with the Paying Agent in accordance with this paragraph 4, shares of RP so called for redemption shall no longer be deemed outstanding for any purpose and all rights of the Holders and Beneficial Owners of shares of RP so called for redemption shall cease and terminate, except the right of the Holders and Beneficial Owners thereof to receive (x) the redemption price thereof, inclusive of an amount equal to dividends (whether or not earned or declared) accumulated but unpaid to the redemption date (but excluding dividends, if any, to be paid pursuant to paragraph 3(k) of this Part I if and to the extent such dividends have not become due and payable prior to such redemption date), plus the premium, if any, resulting from the designation of a Premium Call Period, but without any interest or other additional amount (except as provided in paragraph 3(k) of this Part I), and (y) dividends, if any, to be paid pursuant to paragraph 3(k) of this Part I if and to the extent such dividends have become due and payable prior to such redemption date, which dividends shall be paid at the time and in the manner set forth in such paragraph 3(k). The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent as aforesaid in excess of the sum of (i) the aggregate redemption price of the shares of RP called for redemption on such date and (ii) all other amounts to which Holders and Beneficial Owners of shares of RP called for redemption may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited. Any funds so deposited with the Paying Agent which are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders and Beneficial Owners of shares of RP so called for redemption shall look only to the Trust for payment of the redemption price and all other amounts to which they may be entitled. If any such unclaimed funds are repaid to the Trust, the Trust shall invest such unclaimed funds in Deposit Securities with a maturity of no more than one business day.

(i) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of RP shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit funds with the Paying Agent pursuant to paragraph 4(g) of this Part I with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Trust may not have redeemed shares of RP for which a Notice of Redemption has been given, dividends may be declared and paid on shares of RP and shall include those shares of RP for which a Notice of Redemption has been given.

(j) Notwithstanding any of the foregoing provisions of this paragraph 4, the Remarketing Agents may, in their sole discretion, modify the procedures set forth above with respect to notification of redemption, provided that, any such modification does not adversely affect any Holder or any Beneficial Owner of shares of RP or materially alter the obligations of the Paying Agent; and further provided that, the Trust receives written confirmation from S&P that any such modification would not impair the ratings then assigned by S&P to shares of RP.

(k) In effecting any redemption pursuant to this paragraph 4, the Trust shall use all reasonable efforts to satisfy all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law.

(1) Notwithstanding the foregoing, (i) no share of RP may be redeemed pursuant to paragraph 4(a) of this Part I unless the full amount of accumulated but unpaid dividends to the date fixed for redemption for each such share of RP called for redemption shall have been declared, and (ii) no share of RP may be redeemed unless all outstanding shares of RP are simultaneously redeemed, nor may any shares of RP be purchased or otherwise acquired by the Trust except in accordance with a purchase offer made on substantially equivalent terms by the Trust for all outstanding shares of RP, unless, in each such instance, dividends (other than dividends, if any, to be paid pursuant to paragraph 3(k) of this Part I which have not yet become due and payable) on all outstanding shares of RP through the end of their most recently ended Dividend Period (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or declared and sufficient funds for the payment thereof deposited with the Paying Agent.

(m) Except as set forth in this paragraph 4 with respect to redemptions and subject to paragraph 4(1) hereof, nothing contained herein shall limit any legal right of the Trust or any affiliate to purchase or otherwise acquire any share of RP at any price. Any shares of RP which have been redeemed, purchased or otherwise acquired by the Trust or any affiliate thereof may be resold. In lieu of redeeming shares called for redemption, the Trust shall have the right to arrange for other purchasers to purchase from Beneficial Owners all shares of RP to be redeemed pursuant to this paragraph 4, except those shares of RP to be redeemed pursuant to paragraph 4(b) hereof, by their paying to such Beneficial Owners on or before the close of business on the redemption date an amount equal to not less than the redemption price payable by the Trust on the redemption of such shares, and the obligation of the Trust to pay such redemption price shall be satisfied and discharged to the extent such payment is so made by such purchasers. Prior to the purchase of such shares by such purchasers, the Trust shall notify each purchaser that such shares have been called for redemption.

5. Liquidation. (a) Upon a liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders shall be entitled, whether from capital or surplus, before any assets of the Trust shall be distributed among or paid over to holders of Common Shares or any other class or series of shares of the Trust ranking junior to the RP as to liquidation payments, to be paid the amount of $50,000 per share of RP, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, to but excluding the date of final distribution, in same-day funds. After any such payment, the Holders and

Beneficial Owners shall not be entitled to any further participation in any distribution of assets of the Trust.

(b) If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust shall be insufficient to make such full payments to the Holders and the holders of any Preferred Shares ranking as to liquidation, dissolution or winding up on a parity with the RP (including the Other RP) , then such assets shall be distributed among the Holders and such parity holders ratably in accordance with the respective amounts which would be payable on such shares of RP and any other such Preferred Shares if all amounts thereof were paid in full.

(c) Neither the consolidation nor the merger of the Trust with or into any corporation or corporations nor a reorganization of the Trust alone nor the sale, lease or transfer by the Trust of all or substantially all of its assets shall be deemed to be a dissolution or liquidation of the Trust.

6. Voting Rights. (a) General. Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of shares of RP and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including RP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of Preferred Shares, including RP, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect two trustees of the Trust, each Preferred Share, including RP, entitling the holder thereof to one vote. Subject to paragraph 6(b) hereof, the holders of outstanding Common Shares and Preferred Shares, including RP, voting as a single class, shall elect the balance of the trustees.

(b) Right to Elect Majority of Board of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of RP equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

(ii) if at any time holders of any other Preferred Shares are entitled to elect a majority of the trustees of the Trust. Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b).

(c) Other Actions. So long as any shares of RP are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class): (a) authorize, create or issue or increase or decrease the authorized or issued amount of, any class or series of stock ranking prior to or on a parity with the RP with respect to payment of dividends or the distribution of assets on liquidation (other than the Serial RP) , or increase or decrease the authorized 8,000 Preferred Shares; (b) amend, alter or repeal the provisions of the Declaration of Trust and the By-laws, including this Section 12.1, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of such shares of RP or the Holders thereof; or (c) take any other action (including without limitation Bankruptcy proceedings) which pursuant to Section 18(a)(2)(D) of the 1940 Act requires approval by the Holders of a majority of the shares of RP outstanding at the time; provided that the issuance of not more than the 8,000 Preferred Shares presently authorized and the creation and issuance of the Serial RP, and of series of Preferred Shares ranking junior to the RP with respect to payment of dividends and the distribution of assets on liquidation, will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act RP Asset Coverage or the RP Basic Maintenance Amount. To the extent that such an action may affect the rights of Holders of shares of series of RP in a substantially similar manner, the Holders of shares of such series shall vote together as one class. Notwithstanding the foregoing, so long as any shares of RP are outstanding, the Trust shall not take any action described in Sections 4, 5 or 6 of Article IX of the Declaration of Trust or amend the provisions of Section 1 of Article IV, Sections 4, 5 or 6 of Article IX or the first sentence of Section 9 of Article IX of the Declaration of Trust, without the affirmative vote or consent of the Holders of at least two-thirds (or a majority if permitted by Sections 4, 5 or 6 of Article IX of the Declaration of Trust) of the shares of RP and of two-thirds (or a majority if permitted by Sections 4, 5 or 6 of Article IX of the Declaration of Trust) of the Common Shares outstanding at the time, in person or by proxy, either in writing or at a meeting (each voting separately as a class).

The foregoing voting provisions shall not apply with respect to shares of RP if, at or prior to the time when a vote is required, such shares of RP shall have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

The Board of Trustees may, without the vote or consent of the Holders of RP, from time to time amend, alter or repeal any or all of the provisions of paragraphs 13(a), 13(b) and 13(c) of this Part I, as well as any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of shares of RP or the Holders thereof, provided the Board of Trustees receives written confirmation from Moody’s, in the case of any such action with respect to paragraphs 13(b) and 13(c), or from S&P, in the case of any such action with respect to paragraph 13(a), or from both Moody’s and S&P, in the case of any such action with respect to the definitions of the terms listed below, that any such amendment, alteration or repeal would not impair the ratings then assigned to shares of RP by the rating agency providing such confirmation:

Deposit Securities	1940 Act RP Asset Coverage
Discounted Value	Non-Payment Period Rate
Dividend Coverage Amount	Quarterly Valuation Date
Dividend Coverage Assets	RP Basic Maintenance Amount
Market Value	RP Basic Maintenance Cure Date
Minimum Liquidity Level	RP Basic Maintenance Report
Moody’s Discount Factor	S&P Discount Factor
Moody’s Eligible Asset	S&P Eligible Asset
Moody’s Exposure Period	S&P Exposure Period
1940 Act Cure Date	Valuation Date

(d) Voting Procedures. (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Shares to elect additional trustees as described in paragraph 6(b) above, the Trust shall notify the Paying Agent and the Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Paying Agent or if the Paying Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust) , shall be entitled to elect the number of trustees prescribed in paragraph 6(b) above on a one-vote-

per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

(ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Section 12.1, by the other provisions of the Declaration of Trust or the By-laws, by statute or otherwise, no Holder shall be entitled to vote and no share of RP shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4 of this Part I. No share of RP held by the Trust or any affiliate of the Trust shall have any voting rights or be deemed to be outstanding for voting purposes.

(iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 6(b) above shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph 6(b) above shall cease, subject to the provisions of the last sentence of paragraph 6(b)(ii).

(e) Exclusive Remedy. Unless otherwise required by law, the Holders of shares of RP shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of shares of RP shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of RP, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 6. In no event shall the Holders of shares of RP have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

(f) Notification to Moody’s and S&P. In the event a vote of Holders of RP is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten business days prior to the date on which such vote is to be taken, notify S&P and Moody’s that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

7. 1940 Act RP Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any share of RP is outstanding, the 1940 Act RP Asset Coverage.

8. RP Basic Maintenance Amount. (a) The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount and (ii) Moody’s Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to reattain the RP Basic Maintenance Amount on or prior to the RP Basic Maintenance Cure Date.

(b) The Trust will deliver an RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, Moody’s and S&P as of (i) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (ii) the last Business Day of each month, in each case on or before 5:00 p.m., New York City time, on the third Business Day after such day.

(c) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody’s and S&P an RP Basic Maintenance Report as of the date of such failure.

(d) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures any failure to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody’s and S&P an RP Basic Maintenance Report as of the date of such cure.

(e) An RP Basic Maintenance Report or Accountant’s Confirmation will be deemed to have been delivered to the Remarketing Agents, the Paying Agent, Moody’s and S&P if the Remarketing Agents, the Paying Agent, Moody’s and S&P receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Remarketing Agents, the Paying Agent, Moody’s and S&P for delivery on the next Business Day the full RP Basic Maintenance Report. A failure by the Trust to deliver an RP Basic Maintenance Report under subparagraph (b), (c) or (d) of this paragraph 8 shall be deemed to be delivery of an RP Basic Maintenance Report indicating that the Discounted Value for all assets of the Trust is less than the RP Basic Maintenance Amount, as of the relevant Valuation Date.

(f) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody’s of an RP Basic Maintenance Report in accordance with paragraph 8(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Remarketing Agents, the Paying Agent, S&P and Moody’s (i) the mathematical accuracy of the calculations reflected in such Report (and in any other RP Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date); (ii) that, in such Report (and in such randomly selected Report), (a) the Trust determined in accordance with this Section 12.1 whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report), S&P Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount and Moody’s Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount, (b) the aggregate amount of Deposit Securities equals or exceeds the Dividend Coverage Amount, and (c) it has obtained confirmation from the Pricing Service that the Market Value of portfolio securities as determined by the Pricing Service equals the mean between the quoted bid and asked price or the yield equivalent (when quotations are readily available); (iii) that the Trust has excluded from the RP Basic Maintenance Report assets not qualifying as Eligible Assets; and (iv) with respect to such confirmation to Moody’s, that the Trust has satisfied the requirements of clauses (A), (B), (C), (D), (E) and (G) of paragraph 13(b) of this Part I as of the Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report) (such confirmation is herein called the “Accountant’s Confirmation”). In preparing the Accountant’s Confirmation, the Independent Accountant shall be entitled to rely, without further investigation, on such interpretations of law by the Trust as may have been necessary for the Trust to perform the computations contained in the RP Basic Maintenance Report.

(g) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody’s of an RP Basic Maintenance Report in accordance with paragraph 8(c) above relating to any Valuation Date on which the Trust failed to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody’s an Accountant’s Confirmation as to such RP Basic Maintenance Report.

(h) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody’s of an RP Basic Maintenance Report in accordance with paragraph 8 (d) above relating to any Valuation Date on which the Trust cured any failure to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody’s an Accountant’s Confirmation as to such RP Basic Maintenance Report.

(i) If any Accountant’s Confirmation delivered pursuant to subparagraph (f), (g) or (h) of this paragraph 8 shows that an error was made in the RP Basic Maintenance Report for a particular Valuation Date for which such Accountant’s Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody’s Eligible Assets, as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, S&P and Moody’s promptly following receipt by the Trust of such Accountant’s Confirmation.

(j) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of RP, the Trust will complete and deliver to Moody’s and S&P an RP Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will provide to Moody’s and S&P an Accountant’s Confirmation as to such RP Basic Maintenance Report.

9. Minimum Liquidity Level. The Trust shall be required to have, as of each Valuation Date, Dividend Coverage Assets with respect to each share of RP having a Discounted Value not less than the Dividend Coverage Amount with respect to such share.

10. Restrictions on Certain Distributions. For so long as any share of RP is outstanding, (a) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or - distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to or on a parity with the shares of RP as to dividends and upon liquidation) in respect of the Common Shares, RP or any other shares of the Trust ranking junior to or on a parity with the shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares or parity shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of RP as to dividends and upon liquidation) , unless (i) full cumulative dividends on shares of RP and Other RP through their most recently ended respective Dividend Periods (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent and (ii) the Trust has redeemed the full number of shares of RP and Other RP required to be redeemed by any provision for mandatory redemption pertaining thereto, and (b) the Trust will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of RP as to dividends and upon liquidation) in respect of Common Shares or any other shares of the Trust ranking junior to or on a parity with shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to shares of RP as to dividends and upon liquidation), unless immediately after such transaction the Discounted Value of the Trust’s portfolio would at least equal the RP Basic Maintenance Amount.

11. Notice. All notices or communications, unless otherwise specified in these Bylaws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

12. Exchange Provisions. (a) Upon the authorization of the Board of Trustees, which must be based on either (i) an opinion of legal counsel in form and substance satisfactory to the Board of Trustees to the effect that the payment of dividends on the shares of Serial RP would not jeopardize the Trust’s status as a regulated investment company and the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, in person or by proxy, either in writing or at a meeting or (ii) the receipt by the Trust of a ruling from the Service to the effect that the payment of dividends on the shares of Serial RP would not jeopardize the Trust’s status as a regulated investment company (in either case, an “Exchange Event”), then, on the first Dividend Payment Date for the RP which is at least 45 days after the occurrence of an Exchange Event and as of which the conditions described below have been satisfied (the “Exchange Date”), the RP will be exchanged on a share-for-share basis for Serial RP. Shares of RP will not be exchanged for shares of Serial RP unless each of Moody’s and S&P shall have provided on the Exchange Date a rating on the Serial RP equivalent to the then-current rating provided by such rating agency on the RP; provided that, if Moody’s or S&P shall not make such rating available, such exchange will take place if (i) a Substitute Rating Agency or Agencies shall have provided a rating equivalent to such then-current rating or ratings on the Exchange Date and (ii) all shares of RP subject to such exchange that were tendered (or deemed tendered) on the Tender Date preceding such Exchange Date shall have been remarketed by the Remarketing Agents on the related Dividend Reset Date at a price of $50,000 per share. Holders of outstanding shares of RP will receive one share of Serial RP for each share of RP held and exchanged by them on the Exchange Date therefor.

(b) The Trust will cause the publication of an exchange notice in an Authorized Newspaper, and cause the Paying Agent to mail an exchange notice to each Holder of RP, not less than 10 nor more than 30 days prior to the Exchange Date therefor. Such notice will state: (i) the Exchange Date, (ii) that on such Exchange Date all shares of RP will be exchanged automatically, and without any action or choice on the part of the Holders thereof, on a share-for-share basis for shares of Serial RP, (iii) that the Initial Dividend Period for the Serial RP issuable in exchange for the shares of RP will be a 28-day Dividend Period commencing on such Exchange Date, (iv) that dividends on shares of RP will cease to accumulate on such Exchange Date and (v) whether the Serial RP will be rated by Moody’s and S&P or by a Substitute Rating Agency or Substitute Rating Agencies.

(c) On the Exchange Date, shares of RP will cease to accumulate dividends, will no longer be deemed outstanding, the rights of the Holders of such shares (except the right to receive shares of Serial RP, accumulated but unpaid dividends on their shares of RP to but excluding the Exchange Date and any payments required by paragraphs 3(h) and 3(k) of Part I) will cease, and the person or persons entitled to receive the Serial RP upon the exchange will be treated for all purposes as the holder or holders of such Serial RP.

13. Futures and Options Transactions; When-Issued Securities.

(a) For so long as any shares of RP are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the ratings then assigned to the shares of RP by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the “Municipal Index”) or United States Treasury Bonds with remaining maturities of ten years of more (“Treasury Bonds”) and write, purchase or sell put and call options on such contracts (collectively “S&P Hedging Transactions”), subject to the following limitations:

(A) the Trust will not engage in any S&P Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust’s taking an opposite position thereto (“Closing Transactions”)), which would cause the Trust at the time of such transaction to own or have sold the least of (1) more than 1,000 outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index and on Treasury Bonds exceeding in number 25% of the quotient of the Market Value of the Trust’s total assets divided by $100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B) the Trust will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust’s total assets divided by $100,000 or (2) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(C) the Trust will engage in Closing Transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (i) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic

Maintenance Amount on two consecutive Valuation Dates and (ii) the Trust is required to pay Variation Margin on the second such Valuation Date;

(D) the Trust will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

(E) when the Trust writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or short-term, fixed-income securities in a segregated account with the Trust’s custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust’s broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio. For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals the RP Basic Maintenance Amount, such Discounted Value shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Trust plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Trust.

(b) For so long as any shares of RP are rated by Moody’s, the Trust will not buy or sell futures contracts, write, purchase or sell put or call options on futures contracts or write put or call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody’s that engaging in such transactions would not impair the ratings then assigned to the shares of RP by Moody’s, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Bonds and purchase or sell exchange-traded put options on such futures contracts and write exchange-traded call options on such futures contracts (collectively “Moody’s Hedging Transactions”), subject to the following limitations:

(A) the Trust will not engage in any Moody’s Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal or (2) outstanding futures contracts based on the Municipal Index having a Market Value exceeding the Market Value of Moody’s Eligible Assets owned by the Trust;

(B) the Trust will not engage in any Moody’s Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 4 0% of the aggregate Market Value of Moody’s Eligible Assets owned by the Trust and rated Aa by Moody’s (or, if not rated by Moody’s but rated by S&P, rated AAA by S&P) or (2) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 80% of the aggregate Market Value of Moody’s Eligible Assets owned by the Trust and rated Baa or A by Moody’s (or, if not rated by Moody’s but rated by S&P, rated A or AA by S&P) (for purposes of the foregoing clauses (A) and (B), the Trust shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Trust);

(C) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal is less than 5,000;

(D) the Trust will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;

(E) the Trust will engage in Moody’s Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

(F) the Trust will not engage in options and futures transactions for leveraging or speculative purposes and will not write any call options or sell any futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

(G) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals the RP Basic Maintenance Amount, the Discounted Value of Moody’s Eligible Assets which the Trust is obligated to deliver pursuant to an outstanding futures contract or option shall be as follows: (i) assets subject to call options which are either exchange-traded and “readily reversible” or which expire within 63 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option; (ii) assets subject to call options not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of the subject security; (iv) futures contracts shall be valued at the lesser of (a) settlement price and (b) the Discounted Value of the subject security, provided that, if a contract matures within 63 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the subject securities.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals the RP Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate value of the Moody’s Eligible Assets held by the Trust: (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract, the settlement price of assets purchased under futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

(c) For so long as any shares of RP are rated by Moody’s, the Trust will not enter into any contract to purchase securities for a fixed price “at a future date beyond customary settlement time (other than such contracts that constitute Moody’s Hedging Transactions that are permitted under paragraph 13(b) of this Part I), except that the Trust may enter into such contracts to purchase newly-issued securities on the date such securities are issued (“Forward Commitments”), subject to the following limitations:

(A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed income securities with a Market Value that equals or exceeds the amount of the Trust’s obligations under any Forward Commitments to which it is from time to time a party; and

(B) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Account.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals the RP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall have no value.

14. Certain Other Restrictions. For so long as any shares of RP are outstanding,

(a) the Trust will not, unless it has received written confirmation from Moody’s and S&P that any such action would not impair the ratings then assigned by Moody’s and S&P to shares of RP, engage in any one or more of the following transactions:

(i) borrow money if the RP Basic Maintenance Amount would not be satisfied after giving effect to such borrowing; or

(ii) borrow, in the aggregate, money in excess of the least of (A) $10,000,000,

(B) the product of the number of shares of RP and Other RP outstanding multiplied by $10,000 or (C) 10% of the value of the total assets of the Trust as at the time of such borrowing; or

(iii) borrow any money except as may be necessary for the clearance of purchases and sales of portfolio securities; or

(iv) lend portfolio securities;

(v) designate a new Pricing Service.

(b) For purposes of Moody’s and S&P rating of the shares of RP, the Trust shall give to Moody’s and S&P prompt written notice of:

(i) any change to the Declaration of Trust or Article 12 of the Bylaws;

(ii) any failure to declare or pay any dividend on the shares of RP;

(iii) any mandatory or optional redemption of the shares of RP;

(iv) any assumption of control of the Board of Trustees by the Holders of shares of RP pursuant to Section 6(b) of this Part I;

(v) in the event the Trust shall not be a party to a pricing services agreement and dealer quotes on assets are not available;

(vi) in the event that the Applicable Dividend Rate equals or exceeds 95% of the “AA” Composite Commercial Paper Rate;

(vii) a change in dividend period;

(viii) any person owning more than 5% of Trust’s Common Shares;

(ix) a change in Internal Revenue Service rules on Additional Dividends relating to the operation of the Trust.

15. Legally Available Funds. For purposes of this Section 12.1, funds shall be “legally available” for the payment of dividends or the redemption price with respect to any share of RP only if the Trust is not insolvent at the time such payment would be made and only to the extent that such payment could be made without rendering the Trust insolvent.

PART II.

REMARKETING PROCEDURES

1. Remarketing Schedule. Each Remarketing shall take place over a three-business day period consisting of the Tender Date, the Dividend Reset Date and the Settlement Date. Such dates or the method of establishing such dates shall be determined by the Board of Trustees from time to time.

2. Procedure for Tendering. (a) Each share of RP is subject to Tender and Dividend Reset at the end of each Dividend Period and may be tendered in the Remarketing which commences on the Tender Date immediately prior to the end of the current Dividend Period. By 12:00 noon, New York City time, on each such Tender Date, the Remarketing Agents shall, after canvassing the market and considering prevailing market conditions at the time for shares of RP and similar securities, provide Beneficial Owners non-binding indications of the Applicable Dividend Rate for the next succeeding Dividend Period or, if applicable, a Special Dividend Period; provided that, if the Board of Trustees has designated the next Dividend Period as a Special Dividend Period, the Remarketing Agents will provide to Beneficial Owners a non-

binding indication only of the Applicable Dividend Rate for such Special Dividend Period. The actual Applicable Dividend Rate for such Dividend Period may be greater than or less than the rate per annum indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate). By 1:00 p.m., New York City time, on such Tender Date, each Beneficial Owner of shares of RP must notify a Remarketing Agent of its desire, on a share-by-share basis, either to tender such share of RP at a price of $50,000 per share or to continue to hold such share for the next Dividend Period or, if applicable, to accept a designated Special Dividend Period. Any notice given to a Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate is established. Any such notice may not be waived by the Remarketing Agents, except that prior to 4:00 p.m., New York City time, on a Dividend Reset Date, a Remarketing Agent may, in its sole discretion, (i) at the request of a Beneficial Owner that has tendered one or more shares to such Remarketing Agent, waive such Beneficial Owner’s tender, and thereby enable such Beneficial Owner to continue to hold the share or shares for the next Dividend Period or, if applicable, a designated Special Dividend Period, as agreed to by such Beneficial Owner and such Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to such Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agents’ ability to remarket all shares of RP tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its shares of RP, waive such Beneficial Owner’s election with respect thereto.

(b) The right of each Beneficial Owner to tender shares of RP in a Remarketing shall be limited to the extent that (i) the Remarketing Agents conduct a Remarketing pursuant to the terms of the “Remarketing Agreement, (ii) shares tendered have not been called for redemption and (iii) the Remarketing Agents are able to find a purchaser or purchasers for tendered shares of RP at an Applicable Dividend Rate for the next applicable Dividend Period that is not in excess of the Maximum Dividend Rate for such Dividend Period.

3. Determination of Applicable Dividend Rates. (a) Between 1:00 p.m., New York City time, on each Tender Date and 4:00 p.m., New York City time, on the succeeding Dividend Reset Date, the Remarketing Agents shall determine the Applicable Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum for the next Dividend Period, or, if designated, Special Dividend Period. The Applicable Dividend Rate for each such Dividend Period, except as otherwise required herein, shall be the dividend rate per annum which the Remarketing Agents determine, in their sole judgment, to be the lowest rate that will enable them to remarket on behalf of the Beneficial Owners thereof all shares of RP subject to Tender and Dividend Reset in such Remarketing and tendered to them on such Tender Date at a price of $50,000 per share.

(b) If no Applicable Dividend Rate shall have been established on a Dividend Reset Date in a Remarketing for the next Dividend Period, or Special Dividend Period, if any, for any reason (other than because there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement or the Remarketing Agents are unable to remarket on the Dividend Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share), then the Remarketing Agents, in their sole discretion, shall, if necessary and except during a Non-Payment Period, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate that would be the rate per annum that would be the initial dividend rate fixed in an offering on such Dividend Reset Date, assuming in each case a comparable dividend period, issuer and security. If there is no Remarketing because there are no. Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing pursuant to the Remarketing Agreement or if the Remarketing Agents are unable to remarket on the Dividend Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share, then, except during a Non-Payment Period, the Applicable Dividend Rate for the subsequent Dividend Period and for each subsequent Dividend Period for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate for a 7-day Dividend Period and the next succeeding Dividend Period shall be a 7-day Dividend Period.

(c) In determining such Applicable Dividend Rate, the Remarketing Agents shall, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock determined for the purpose of providing non-binding indications of the Applicable Dividend Rate to Beneficial Owners and potential purchasers of shares of RP, (i) consider the number of shares of RP tendered and the number of shares of RP potential purchasers are willing to purchase and (ii) contact by telephone or otherwise current and potential Beneficial Owners of shares of RP subject to Tender and Dividend Reset to ascertain the dividend rates at which they would be willing to hold shares of RP.

(d) The Applicable Dividend Rate shall be determined as aforesaid by the Remarketing Agents in their sole discretion (except as otherwise provided in this Section 12.1 with respect to an Applicable Dividend Rate that shall be the Non-Payment Period Rate or the Maximum Dividend Rate) and shall be conclusive and binding on Holders and Beneficial Owners.

(e) Except during a Non-Payment Period, the Applicable Dividend Rate for any Dividend Period shall not be more than the applicable Maximum Dividend Rate.

4. Allocation of Shares; Failure to Remarket at $50,000 Per Share. (a) If the Remarketing Agents are unable to remarket by 4:00 p.m., New York City time, on a Dividend Reset Date all shares of RP tendered to them in the related Remarketing at a price of $50,000 per share, (i) each Beneficial Owner that tendered or was deemed to have tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agents in their sole discretion, based on the number of orders to purchase shares of RP in such Remarketing, and (ii) the Applicable Dividend Rate for the next Dividend Period, which shall be a 7-day Dividend Period, shall be the Maximum Dividend Rate for such 7-day Dividend Period.

(b) If the allocation procedures described above would result in the sale of a fraction of a share of RP, the Remarketing Agents shall, in their sole discretion, round up or down the number of shares of RP sold by each Beneficial Owner on the applicable Dividend Reset Date so that each share sold by a Beneficial Owner shall be a whole share of RP, and the total number of shares sold equals the total number of shares purchased on such Dividend Reset Date.

5. Notification of Results; Settlement. (a) By telephone at approximately 4:30 p.m., New York City time, on each Dividend Reset Date, the Remarketing Agents shall advise each Beneficial Owner of tendered shares and each purchaser thereof (or the Agent Member thereof) (i) of the number of shares such Beneficial Owner or purchaser is to sell or purchase and (ii) to give instructions to its Agent Member to deliver such shares against payment therefor or to pay the purchase price against delivery as appropriate. The Remarketing Agents will also advise each Beneficial Owner or Purchaser that is to continue to hold, or to purchase, shares with a Dividend Period beginning on the Business Day following such Dividend Reset Date of the Applicable Dividend Rate for such shares.

(b) In accordance with the Securities Depository’s normal procedures, on the Settlement Date, the transactions described above with respect to each share of RP shall be executed through the Securities Depository, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, and the accounts of the respective Agent Members of the Securities Depository shall be debited and credited and shares delivered by book entry as necessary to effect the purchases and sales of shares of RP in the related Remarketing. Purchasers of shares of RP shall make payment to the Paying Agent in same-day funds against delivery to other purchasers or their nominees of one or more certificates representing shares of RP, or, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, through their Agent Members in same-day funds to the Securities Depository against delivery by book entry of shares of RP through their Agent Members. The Securities Depository shall make payment in accordance with its normal procedures.

(c) If any Beneficial Owner selling shares of RP in a Remarketing fails to deliver such shares, the Agent Member of such selling Beneficial Owner and of any other person that was to have purchased shares of RP in such Remarketing may deliver to any such other person a number of whole shares of RP that is less than the number of shares that otherwise was to be purchased by such person. In such event, the number of shares of RP to be so delivered shall be determined by such Agent Member. Delivery of such lesser number of shares of RP shall constitute good delivery.

(d) The Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to meet the timing requirements set forth in paragraphs (a) and (b) above; provided that, in the event that there is a delay in the occurrence of any delivery or other event connected with a Remarketing, the Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to accommodate such delivery in furtherance of the Remarketing.

(e) Notwithstanding any of the foregoing provisions of this paragraph 5, the Remarketing Agents may, in their sole discretion, modify the settlement procedures set forth above with respect to any Remarketing, provided any such modification does not adversely affect the Beneficial Owners or the Holders of RP or the Trust.

6. Purchase of Shares of RP by Remarketing Agents. The Remarketing Agents may purchase for their own accounts shares of RP in a Remarketing, provided that they purchase all tendered (or deemed tendered) shares of RP not sold in such Remarketing to other purchasers. If the Remarketing Agents hold shares of RP for their own account upon completion of a Remarketing, they must establish an Applicable Dividend Rate with respect to such shares in such Remarketing that is not higher than the Applicable Dividend Rate that would have been established if the Remarketing Agents did not hold or had not purchased such shares. Except as provided in the previous sentence, the Remarketing Agents shall not be obligated to purchase any shares of RP that would otherwise remain unsold in a Remarketing. If the Remarketing Agents own any shares of RP subject to a Remarketing immediately prior to such Remarketing and if all other shares subject to such Remarketing and tendered for sale by other Beneficial Owners of shares of RP have been sold in such Remarketing, then the Remarketing Agents may sell such number of their shares in such Remarketing as there are outstanding orders to purchase that have not been filled by shares tendered for sale by other Beneficial Owners. Neither the Trust, the Paying Agent nor any of the Remarketing Agents shall be obligated in any case to provide funds to make payment to a Beneficial Owner upon such Beneficial Owner’s tender of its shares of RP in a Remarketing.

7. Applicable Dividend Rate During a Non-Payment Period. So long as a Non-Payments Period shall continue, paragraphs 1, 2, 3, 4, 5 and 6 of this Part II shall not be applicable to any of the Shares of RP and the shares of RP shall not be subject to Tender and Dividend Reset.

8. Transfers. As a condition precedent to purchasing shares of RP in any offering, in any Remarketing or outside any Remarketing, each purchaser of shares of RP shall be required to sign and deliver a Master Purchaser’s Letter. The sufficiency of any Master Purchaser’s Letter is to be determined by the Remarketing Agents in their sole discretion. In a Master Purchaser’s Letter, such purchaser shall agree, among other things, (i) unless the Trust has elected, during a Non-Payment Period, to waive this requirement, to have its ownership of such shares of RP maintained in book entry form by the Securities Depository, for the account of a designated Agent Member which, in turn, shall maintain records of such purchaser’s beneficial ownership, (ii) to be conclusively bound by the remarketing procedures, including the Remarketing Agents’ determination of the Applicable Dividend Rate, (iii) that its notice to tender shares of RP in a Remarketing shall constitute an irrevocable offer, except as set forth in such Master Purchaser’s Letter, to sell the shares specified in such notice and authorization to the Remarketing Agents to sell, transfer or otherwise dispose of such shares as set forth herein and (iv) unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, to sell, transfer or otherwise dispose of any share of RP held by it only pursuant to orders placed in a Remarketing or to a person that has signed and delivered a Master Purchaser’s Letter as providing herein, and, in the case of any transfer other than pursuant to a Remarketing, to ensure that an Agent Member advises a Remarketing Agent of such transfer. The Agent Member shall be authorized and instructed to disclose to any Remarketing Agent and/or the Paying Agent such information with respect to such purchaser’s beneficial ownership as a Remarketing Agent or the Paying Agent shall request.

9. Miscellaneous. To the extent permitted by applicable law, the Board of Trustees of the Trust may interpret or adjust the provisions hereof to resolve any inconsistency or ambiguity, or to remedy any formal defect.

10. Securities Depository; Shares Certificates. (a) If there is a Securities Depository, one certificate for all of the shares of RP shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Any such certificate shall bear a legend to the effect that such certificate is issued subject to the provisions contained in this Section 12.1 and each Master Purchaser’s Letter. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Paying Agent for the shares of RP. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

(b) If the Applicable Dividend Rate applicable to all shares of RP shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 10 (a) of this Part II) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 10(a) of this Part II with respect to such shares.

Exhibit A

MASTER PURCHASER’S LETTER

Relating to Securities Involving Rate
Settings Through Auctions or Remarketings

THE COMPANY
A REMARKETING AGENT
THE TRUST COMPANY
A BROKER-DEALER
AN AGENT MEMBER
OTHER PERSONS

Dear Sirs:

1. This letter is designed to apply to auctions for publicly or privately offered debt or equity securities (“Securities”) of any issuer (“Company”) which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the “Prospectus”) and which involve periodic rate settings through auctions (“Auctions”) or remarketing procedures (“Remarketings”). This letter shall be for the benefit of any Company and of any trust company, auction agent, paying agent (collectively, “trust company”), remarketing agent, broker-dealer, agent member, securities depository or other interested persons in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend on Securities may be based from time to time on the results of Remarketings as set forth in the Prospectus.

3. We agree that any bid or sell order placed by us in an Auction or a Remarketing shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction or Remarketing date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company or remarketing agent concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus, except as may otherwise be described therein. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketing to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

4. We understand that in a Remarketing the dividends on the Securities and the allocation of Securities tendered for sale between dividend periods of different lengths will be based from time to time on the determinations of one or more remarketing agents, and we agree to be conclusively bound by such determinations. We further agree to the payment of different dividends to different holders of Securities depending on the length of the dividend period elected by such holders. We agree that any notice given by us to a remarketing agent (or to a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extent set forth in the Prospectus) offer by us to sell the Securities specified in such notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing, in accordance with the terms set forth in the Prospectus, and we authorize the remarketing agent to sell, transfer or otherwise dispose of such Securities as set forth in the Prospectus.

5. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable trust company or a remarketing agent a letter substantially in the form of this letter (or other applicable purchaser’s letter) , provided that in the case of all transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such trust company or a remarketing agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities, and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

6. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company or remarketing agent such information concerning our beneficial ownership of Securities as such trust company or remarketing agent shall request.

7. We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

8. This letter is not a commitment by us to purchase any Securities.

9. This letter supersedes any prior-dated version of this master purchaser’s letter, and supplements any prior- or post-dated purchaser’s letter specific to particular Securities, and this letter may only be revoked by signed writing delivered to the original recipients thereof.

10. The descriptions of Auction or Remarketing procedures set forth in each applicable Prospectus are incorporated by reference herein and in the case of any conflict between this letter, any purchaser’s letter specific to particular Securities and any such description, such -description shall control.

11. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

12. Our agent member of The Depository Trust Company currently is

13. Our personnel authorized to place orders with broker-dealers for the purpose set forth in the Prospectus in Auctions or Remarketings currently is/are ____________________, telephone number (               ).

14. Our taxpayer identification number is ____________.

15. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the “Act”), we represent and agree as follows:

A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be “accredited investors” within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (or private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions or representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

D. We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

Dated ____________________	________________________________________
(Name of Purchaser)

Mailing Address of Purchaser
________________________________________	By: _________________

________________________________________	Printed Name:_________________

________________________________________	Title:________________.

12.2. Statement Creating One Series of Remarketed Preferred Shares.

PART I.

DESIGNATION

This series of 4,000 shares of preferred shares, without par value, liquidation preference $50,000 per share plus accumulated but unpaid dividends, if any thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated “Remarketed Preferred Shares, Series I” and is referred to below as “RP”. Each share of RP shall be issued on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; and have such other redemption provisions, preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Declaration of Trust and these By-laws applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.2. Except as to Date of Original Issue (as defined herein), dividend rates, dividend periods, Dividend Payment Dates (as defined herein) and redemption dates, if any, each share of RP shall be identical to every other share of RP. The other terms of the shares of RP are as follows:

1. Definitions. Unless the context or use indicates another or different meaning or intent, in this Section 12.2, the following terms have the following meanings, whether used in the singular or plural:

“‘AA’ Composite Commercial Paper Rate,” on any date, means (i) the Interest Equivalent of the rate on commercial paper placed for the number of days specified in the succeeding sentence on behalf of issuers whose corporate bonds are rated “AA” by S&P and “Aa” by Moody’s, or the equivalent of such rating by such rating agency or by another nationally recognized statistical rating organization, as such rate is made available by the Federal Reserve Bank of New York, on a discount basis or otherwise for the’ Business Day immediately preceding such date, or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Remarketing Agents for the close of business on the Business Day immediately preceding such date. In respect of any Dividend Period (or other period) of 7 or 28 days (determined without regard to any adjustment in the remarketing schedule in respect of non-Business Days, as provided herein), the “AA” Composite Commercial Paper Rate shall be the Interest Equivalent of the 60-day rate. If any Commercial Paper Dealer does not quote a rate required to determine the “AA” Composite Commercial Paper Rate, the “AA” Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Dealers or, if none of the Commercial Paper Dealers quotes such a rate, by any Substitute Commercial Paper Dealer or Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer.

“Accountant’s Confirmation” has the meaning set forth in paragraph 8(f) of this Part I.

“Additional Dividend” has the meaning set forth in paragraph 3(1) of this part I.

“Agent Member” means a designated member of the Securities Depository that will maintain records for a Beneficial Owner of one or more shares of RP that has identified such Agent Member in its Master Purchaser’s Letter and that will be authorized and instructed to disclose information to any Remarketing Agent and/or the Paying Agent with respect to such Beneficial Owner.

“Additional Dividend” has the meaning set forth in paragraph 3(1) of this Part I.

“Applicable Dividend Rate” means, with respect to the Initial Dividend Period, the rate of dividend per annum established by the Board of Trustees, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust and, for each subsequent Dividend Period, means the rate of dividend per annum that (i) except for a Dividend Period commencing during a Non-Payment Period will be equal to the lower of the rate of dividend per annum that the Remarketing Agents advise results on the Dividend Reset Date preceding the first day of such Dividend Period from implementation of the remarketing procedures set forth in Part II hereof and the Maximum Dividend Rate or (ii) for each Dividend Period commencing during a Non-Payment Period, will be equal to the Non-Payment Period Rate.

“Applicable Percentage” has the meaning set forth under “Maximum Dividend Rate” below.

“Authorized Newspaper” means a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

“Beneficial Owner” means a person-that has signed a Master Purchaser’s Letter and is listed as the beneficial owner of one or more shares of RP in the records of the Paying Agent or,

with respect to any share of RP not registered in the name of the Securities Depository on the share transfer books of the Trust, the person in whose name such share is so registered.

“Board of Trustees” means the Board of Trustees of the Trust.

“Business Day” means a day on which the New York Stock Exchange, Inc. is open for trading, and which is not a day on which banks in The City of New York are authorized or obligated by law to close.

“By-laws” means these By-laws of the Trust, as amended from time to time.

“Capital Gain Dividend” has the meaning specified in Section 852(b)(3) of the Code (or any successor provision).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Paper Dealers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof their respective affiliates or successors.

“Common Shares” means the common shares of beneficial interest, without par value, of the Trust.

“Date of Original Issue” means, with respect to any share of RP, the date on which the Trust originally issues such share.

“Declaration of Trust” means the Agreement and Declaration of Trust dated March 30, 1989 of the Trust on file with the Secretary of State of The Commonwealth of Massachusetts.

“Deposit Securities” means cash and Municipal Securities rated at least A-1+ or SP-1+ by S&P.

“Discounted Value” means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody’s Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody’s Discount Factor provided that the Discounted Value of such Eligible Asset shall never be greater than the face value of such Eligible Asset.

“Dividend Coverage Amount,” as of any Valuation Date, means, with respect to shares of RP of each then outstanding Dividend Period, the aggregate amount of dividends that will accumulate on shares of such Dividend Period to (but not including) the Business Day following the first Dividend Reset Date for shares of such Dividend Period that follows such Valuation Date plus the aggregate amount of all liabilities existing on the Valuation Date which are payable on or prior to the Business Day following the first Dividend Reset Date for such share that follows such Valuation Date.

“Dividend Coverage Assets,” as of any Valuation Date, means, with respect to shares of RP of each then outstanding Dividend Period, Deposit Securities with maturity or tender dates not later than the day preceding the Business Day following the first Dividend Reset Date for shares of such Dividend Period that follows such Valuation Date and having a discounted value, calculated using the S&P Discount Factor not less than the Dividend Coverage Amount with respect to shares of such Dividend Period.

“Dividend Payment Date” means, (i) with respect to any Optional Dividend Period or Special Dividend Period of more than 91 but fewer than 365 days, the 92nd day thereof, the

183rd day thereof, if any, the 274th day thereof, if any, and the day after the last day thereof; (ii) with respect to any Optional Dividend Period of 365 or more days or Special Dividend Period of 365 or more days, the third Monday of each January, April, July and October therein and the day after the last day thereof; and (iii) with respect to any other Dividend Period, the day after the last day thereof; provided that, if any such date shall not be a Business Day, the Dividend Payment Date shall be the Business Day next succeeding such day.

“Dividend Period” means, with respect to any share of RP, the Initial Dividend Period for such share and thereafter a period which shall commence on each (but not the final) Dividend Payment Date for such share (which, except during a Non-Payment Period, shall be a Settlement Date for such share). Each such subsequent Dividend Period for such share will be comprised of, beginning with and including the day upon which it commences, 7 consecutive days in the case of a 7-day Dividend Period; 28 consecutive days in the case of a 28-day Dividend Period; or in the case of any Optional Dividend Period or Special Dividend Period, such number of consecutive days as shall be designated by the Board of Trustees in accordance with the provisions set forth in paragraphs 3(j) and (k) of this Part I of this Section 12.2 at the time such Optional Dividend Period is made available or the Board of Trustees designates such Special Dividend Period, as the case may be. Notwithstanding the foregoing, any adjustment of the remarketing schedule by the Remarketing Agents which includes an adjustment of a Settlement Date shall lengthen or shorten Dividend Periods by causing them always to end on and include the day before the Settlement Date as so adjusted.

“Dividend Reset Date” means any date on which the Remarketing Agents (i) determine the Applicable Dividend Rates for the ensuing Dividend Periods, (ii) notify Holders, Purchasers, and tendering Holders of shares of RP by telephone, telex or otherwise of the results of the Remarketing and (iii) announce such Applicable Dividend Rates.

“Eligible Asset” means S&P Eligible Asset and/or Moody’s Eligible Asset.

“Exempt-Interest Dividend” shall have the meaning specified in Section 852(b)(5) of the Code (or any successor provision).

“Forward Commitments” shall have the meaning specified in paragraph 10(c) of this Part I.

“Holder” means, with respect to any share of RP, the person whose name appears on the share transfer books of the Trust as the registered holder of such share.

“Independent Accountant” means a nationally recognized accountant, or firm of accountants, that is with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

“Initial Dividend Payment Date” means, with respect to any share of RP, the Initial Dividend Payment Date specified with respect thereto by the Board of Trustees or a duly authorized committee thereof.

“Initial Dividend Period” means, with respect to any share of RP, a 28-day period commencing on and including the Date of Original Issue of such share and ending on the day prior to the Initial Dividend Payment Date.

“Initial Margin” means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

“Interest Equivalent” means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

“Market Value” of any asset of the Trust means the market value thereof determined by the Pricing Service. The Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques and/or a matrix system to determine valuations.

“Master Purchaser’s Letter” means a letter substantially in” the form of Exhibit A to Section 12.1 of this ARTICLE 12,’ or such other form as may be acceptable to the Remarketing Agents, which is required to be executed by each purchaser of shares of RP.

“Maximum Dividend Rate” for any 7-day Dividend Period or 28-day Dividend Period at any Dividend Reset Date shall be the Applicable Percentage of the applicable “AA” Composite Commercial Paper Rate. The Applicable Percentage on each Dividend Reset Date shall vary with the lower of the credit rating or ratings assigned on such date to the shares of RP by Moody’s and S&P (or if Moody’s or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) as follows:

		Applicable
		Percentage
		of “AA”
		Composite
Credit Ratings		Commercial
Moody’s	S&P	Paper Rate
“aa3” or higher	AA- or higher	110%
“a3” to “a1”	A- to A+	125%
“baa3” to “baa1”	BBB- to BBB+	150%	below
“baa3”	Below BBB-	200%

The Maximum Dividend Rate for any Special Dividend Period or any Optional Dividend Period will be a fixed or variable rate determined from time to time by formula or other means as designated by the Board of Trustees in respect of such Period.

The Remarketing Agents shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths (0.0005) of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Remarketing Agents shall not round the “AA” Composite Commercial Paper Rate as part of their calculation of any Maximum Dividend Rate.

“Minimum Liquidity Level” has the meaning set forth in paragraph 9 of this Part I.

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Moody’s Discount Factor” means, for purposes of determining the Discounted Value of any Moody’s Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Moody’s Collateral Period set forth opposite such rating that is the same length as or is longer than the Moody’s Exposure Period, in accordance with the table set forth below:

						Rating Category

Moody’s Collateral Period	Aaa*	Aa*	A*	Baa*	MIG-1/VMIG-1	Other**

7 weeks or less	151%	159%	168%	202%	136%	229%

8 weeks or less but greater
than 7 weeks	154	164	173	205	137	235

9 weeks or less but greater
than 8 weeks	158	169	179	209	138	242

* Moody’s rating.

** Municipal Securities not rated by Moody’s but rated at least BBB by S&P.

Notwithstanding the foregoing, (i) the Moody’s Discount Factor for short-term Municipal Securities will be 115%, so long as such Municipal Securities are rated at least MIG-1, VMIG-1 or P-l by Moody’s and mature or have a demand feature at par exercisable in 30 days or less, (ii) the Moody’s Discount Factor for short-term Municipal Securities not rated by Moody’s will be 125%, so long as such Municipal Securities are rated investment grade by S&P and mature or have a demand feature at par exercisable in 30 days or less and (iii) no Moody’s Discount Factor will be applied to cash.

“Moody’s Eligible Asset” means cash or a Municipal Security that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody’s or, if not rated by Moody’s but rated by S&P, is rated at least BBB by S&P (provided that, for purposes of determining the Moody’s Discount Factor applicable to any such S&P-rated Municipal Security, such Municipal Security will be deemed to have a Moody’s rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody’s rating suspended by Moody’s; and (iv) is part of an issue of Municipal Securities of at least $10,000,000. Municipal Securities issued by any one issuer and rated BBB by S&P may comprise no more than 4% of total Moody’s Eligible Assets; such BBB rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated Baa by Moody’s or A by S&P, may comprise no more than 6% of total Moody’s Eligible Assets; such A, BBB and Baa rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated A by Moody’s or AA by S&P, may comprise no more than 10% of total Moody’s Eligible Assets; and such BBB, Baa, A and AA rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated Aa by Moody’s or AAA by S&P, may comprise no more than 20% of total Moody’s Eligible Assets. Municipal Securities issued by issuers located within a single state or territory and rated BBB by S&P may comprise no more than 12% of total Moody’s Eligible Assets; such BBB rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated Baa by Moody’s or A by S&P, may comprise no more than 20% of total Moody’s Eligible Assets; such A, BBB and Baa rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated A by Moody’s or AA by S&P, may comprise no more than 40% of total Moody’s Eligible Assets; and such BBB, Baa, A and AA rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated Aa by Moody’s or AAA by S&P, may comprise no more than 60% of total Moody’s Eligible Assets. Municipal Securities that are used by the Trust as collateral pursuant to a repurchase agreement that obligates the Trust to repurchase such Municipal Securities will only constitute Moody’s Eligible Assets if the long-term debt of the other party to the repurchase agreement is rated at least Aa by Moody’s and such agreement has a term of 30 days or less; such Municipal Securities shall be valued at the Discounted Value of such Municipal Securities. Municipal Securities acquired as collateral by the Trust pursuant to a repurchase agreement that obligates the other party thereto to repurchase such Municipal Securities will only constitute a Moody’s Eligible Asset if the long-term debt of such other party is rated at least Aa by Moody’s and such agreement has a term of 30 days or less; such Municipal Securities shall be valued at the amount of cash paid by the Trust pursuant to such repurchase agreement.

Notwithstanding the foregoing, an asset will not be considered a Moody’s Eligible Asset if (i) it has been irrevocably deposited by the Trust for the payment, in full or in part, of the amount needed to redeem shares of RP subject to redemption (the product of the number of shares of RP to be redeemed multiplied by $50,000); or of any of (i) (B) through (i) (F) as set forth in the definition of “RP Basic Maintenance Amount” in this Part I, or (ii) it has been deposited by the Trust into a margin account as Initial Margin or Variation Margin in connection with the Trust’s trading in futures contracts to the extent permitted by paragraph 10 of this Part I, (iii) it is held by the Trust’s custodian in a segregated account in connection with the Trust’s obligations under Forward Commitments as described in paragraph 10(c) of this Part I, (iv) it is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, “Liens”), except for (a) Liens the validity of which is being contested in good faith by appropriate proceedings and which Moody’s has indicated to be Trust will not affect the status of such asset as a Moody’s Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by The Putnam Management Company, Inc., Putnam Investor Services, Inc., the Paying Agent or any Remarketing Agent and (d) any Lien by virtue of a repurchase agreement.

“Moody’s Exposure Period” means the period commencing on a given Valuation Date and ending 63 days thereafter.

“Moody’s Hedging Transaction” has the meaning set forth in paragraph 10(b) of this Part I.

“Municipal Index” has the meaning set forth in paragraph 10(b)’ of this Part I.

“Municipal Securities” means municipal securities as described in the Trust’s Registration Statement on Form N-2 (File Nos. 33-40479 and 811-5795) on file with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time.

“Net After-Tax Return” means, with respect to any dividend paid on the RP, the amount of such dividend less the federal corporate income tax to which such dividend is or would be subject, giving effect to the actual or assumed (as the case may be) portion of such dividend designated as an Exempt-Interest Dividend or as a Capital Gain Dividend. For this purpose, in the case of any dividend it shall be assumed that (A) the applicable income tax rate is the highest marginal federal income tax rate applicable to domestic corporations reporting taxable income based on a calendar year (except that to the extent that the dividend is designated by the Trust as a Capital Gain Dividend, the applicable income tax rate shall be assumed to be the highest marginal federal income tax rate applicable to such corporations with respect to long-term capital gains) under the law in effect at the time of the payment of such dividend, disregarding any alternative minimum tax and (B) if the full amount of such dividend were effectively designated an Exempt-Interest Dividend, the Holder receiving such dividend would be entitled to exclude the amount of such dividend from taxable income for federal income tax purposes (but not for federal alternative minimum tax purposes) to the maximum extent permitted by Sections 103 and 852 of the Code (or any successor provisions) in effect at the time of the payment of the dividend. If, as a result of a change in the Code, the highest marginal federal income tax rate applicable to individuals exceeds the highest marginal federal income tax rate applicable to domestic corporations, the Trustees will consider, in their absolute discretion, whether or not the Trust would benefit from amending these By-laws by substituting the individual rate for the corporate rate for purposes of the assumption specified in clause (A) of the preceding sentence.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“1940 Act Cure Date,” with respect to the’ failure by the Trust to maintain the 1940 Act RP Asset Coverage (as required by paragraph 7 of this Part I) as of the last Business Day of each month, means the last Business Day of the following month.

“1940 Act RP Asset Coverage” means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares, including all outstanding shares of RP and Other RP (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of paying dividends on its common shares).

“Non-Call Period” has the meaning described under “Specific Redemption Provisions” below.

“Non-Payment Period” means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to 12:00 noon, New York City time, on any Dividend Payment Date for shares of RP, for payment on or (to the extent permitted below) within three Business Days after such Dividend Payment Date to the Holders of such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on such shares payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on or (to the extent permitted below) within three Business Days after any Dividend Payment Date for any shares of RP the full amount of any dividend on such shares (whether or not earned or declared) payable on such Dividend Payment Date or (B) on or (to the extent permitted below) within three Business Days after any redemption date for any shares of RP called for redemption, the redemption price of $50,000 per share plus the full amount of any dividends thereon (whether or not earned or declared) accumulated but unpaid to such redemption date plus the premium, if any, resulting from the designation of a Premium Call Period, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that a Non-Payment Period shall not end during the first seven days thereof unless the Trust shall have given at least three days’ written notice to the Paying Agent, the Remarketing Agents and the Securities Depository and thereafter shall not end unless the Trust shall have given at least fourteen days’ written notice to the Payment Agent, the Remarketing Agents, the Securities Depository and all

Beneficial Owners. Any dividend on shares of RP due on any Dividend Payment Date for such shares (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to such shares not paid to such Holders when due may (if such non-payment is not solely due to the willful failure of the Trust) be paid pro rata to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by a late charge calculated for such period of non-payment as the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365.

“Non-Payment Period Rate” means 200% of the applicable “AA” Composite Commercial Paper Rate.

“Notice of Redemption” means any notice with respect to the redemption of shares of RP pursuant to paragraph 4 of this Part I.

“Optional Dividend Period” means a Dividend Period established by the Board of Trustees pursuant to paragraph 3(j) of this Part I.

“Original RP” means the Remarketed Preferred Shares, Series A of the Trust.

“Other RP” means the remarketed preferred shares of the Trust, other than the RP, and includes the Original RP.

“Paying Agent” means Bankers Trust Company, or any successor company or entity, which has entered into a Paying Agent Agreement with the Trust to act for the Trust, among other things, as the transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications in connection with the shares of RP in accordance with such agreement.

“Paying Agent Agreement” means an agreement to be entered into between the Trust and the Paying Agent.

“Preferred Shares” means the preferred shares of the Trust, and includes RP and Other RP.

“Premium Call Period” has the meaning specified in “Specific Redemption Provision,” below.

“Pricing Service” means Muller Investdata Corp., or any successor company or entity, or as designated from time to time by the Board of Trustees. Notwithstanding the foregoing, the Board of Trustees will not designate a new Pricing Service unless the Trust has received a written confirmation from Moody’s and S&P that such action would not impair the ratings then assigned by Moody’s and S&P to shares of RP.

“Quarterly Valuation Date” means the last Business Day of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing September 30, 1991.

“Remarketing” means each periodic operation of the process for remarketing shares of RP as described in Part II hereof.

“Remarketing Agents” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated and any additional or successor companies or entities which have entered into an agreement with the Trust to follow the remarketing procedures for the purpose of determining the Applicable Dividend Rate.

“Remarketing Dividend” has the meaning set forth in paragraph 3(1) of this Part I.

“Right” has the meaning set forth in paragraph 3(1) of this Part I.

“RP” means Remarketed Preferred Shares, Series I, without par value, liquidation preference $50,000 per share, of the Trust to be issued pursuant hereto.

“RP Basic Maintenance Amount,” as of any Valuation Date, means the dollar amount equal to the sum of (i) (A) the product of the number of shares of RP and Other RP outstanding on such date multiplied by $50,000; (B) the aggregate amount of dividends (whether or not earned or declared) that will have accumulated (including Additional Dividends) for each share of RP and Other RP outstanding in each case to (but not including) the next Dividend Payment Date for such share that follows such Valuation Date (for purposes of determining any Additional Dividends, the Trust shall determine all taxable income accrued and net capital gains realized as of the end of the immediately preceding calendar month and shall calculate Additional Dividends as if the end of such calendar month were the end of the Trust’s tax year for federal income tax purposes and the Trust shall assume for purposes of calculating such Additional Dividends that such Additional Dividends are paid entirely from taxable income); (C) the aggregate amount of dividends that would accumulate at the then current Maximum Dividend Rate on any shares of RP and Other RP outstanding from such respective Dividend

Payment Dates through the 63rd day after such Valuation Date, multiplied by the larger of factors (currently 258%) determined from time to time by Moody’s and S&P and designed to take into account potential increases in dividend rates over such period (except that if such Valuation Date occurs during a Non-Payment Period, the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the premium, if any, resulting from the designation of a Premium Call Period; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i) (A) through (i) (E) (including, without limitation, any current liabilities relating to futures and options and payables for Municipal Securities purchased as of such Valuation Date) less (ii) the sum of (A) receivables for Municipal Securities sold as of such Valuation Date, provided that, for purposes of determining whether the Trust has Moody’s Eligible Assets with a Discounted Value that equals the Moody’s Basic Maintenance Amount, the party from which such receivable is due shall have long-term debt securities rated at least A2 by Moody’s and such receivable is due in 30 days or less, and (B) the value of any cash or Municipal Securities which are rated A-1+ or SP-1+ by S&P and P-l, VMIG-1 or MIG-1 by Moody’s and which mature on or before the date when payment is due which are irrevocably deposited by the Trust for the payment of the amount needed to redeem the shares of RP subject to redemption (the product of the number of shares of RP to be redeemed multiplied by $50,000); or of any of (i)(B) through (i)(F) or held by the Trust’s custodian in a segregated account in connection with the Trust’s obligations under Forward Commitments.

“RP Basic Maintenance Cure Date,” with respect to the failure by the Trust to satisfy the RP Basic Maintenance Amount (as required by paragraph 8 (a) of this Part I) as of a given Valuation Date, means the ninth Business Day following such Valuation Date.

“RP Basic Maintenance Report” means a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the RP Basic Maintenance Amount.

“S&P” means Standard & Poor’s Corporation or its successors.

“S&P Discount Factor” means, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest S&P Collateral Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

		Rating Category

S&P Collateral Period	AAA*	AA*	A*	BBB*

40 Business Days	190%	195%	210%	250%

22 Business Days	170	175	190	230

10 Business Days	155	160	175	215

7 Business Days	150	155	170	210

3 Business Days	130	135	150	190

* S&P rating.

Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Securities will be 115%, so long as such Municipal Securities are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Securities are not rated by S&P but are rated VMIG-1, P-l or MIG-1 by Moody’s; provided, however, that if such Municipal Securities are backed by any letter of credit, liquidity facility or guarantee from a bank or other financial institution, such bank or institution must have a short-term rating of at least A-1+ from S&P; and further provided that such short-term Municipal Securities rated by Moody’s but not rated by S&P may comprise no more than 50% of short-term Municipal Securities that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied “ to cash.

“S&P Eligible Asset” means cash or a Municipal Security that (i) is issued by any of the 50 states the territories and their subdivisions, counties, cities, towns, villages, and school districts, agencies, such as authorities and special districts created by the states, and certain federally sponsored agencies such as local housing authorities (payments made on these bonds are exempt from regular federal income taxes and are generally exempt from state and local taxes in the state of issuance); (ii) is interest bearing and pays interest at least semi-annually; (iii) is payable with respect to principal and interest in United States Dollars; (iv) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated by Moody’s, is rated at least A by Moody’s (provided that such Moody’s-rated Municipal Securities will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody’s-rated Municipal Security, such Municipal Security will be deemed to have an S&P rating which is one full rating category lower than its Moody’s rating); (v) is not subject to a covered call or covered put option written by the Trust; (vi) is not part of a private placement of Municipal Securities; and (vii) is part of an issue of Municipal Securities with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Notwithstanding the foregoing:

(i) Municipal Securities of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market

Value of such Municipal Securities does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Securities exceeds 5% of the aggregate Market Value of the S&P Eligible Assets;

(ii) Municipal Securities guaranteed or insured by any one bond insurer will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 25% of the aggregate Market Value of the S&P Eligible Assets; and

(iii) Municipal Securities issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 20% of the aggregate Market Value of the S&P Eligible Assets.

“S&P Exposure Period” means the maximum period of time following a Valuation Date that the Trust has under this Section 12.2 to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the RP Basic Maintenance Amount (as described in paragraph 8(a) of this Part I) which period of time is currently nine Business Days.

“S&P Hedging Transaction” has the meaning set forth in paragraph 10(a) of this Part I.

“Securities Depository” means The Depository Trust Company or any successor company or other entity selected by the Trust as securities depository of the shares of RP that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of RP.

“Service” means the Internal Revenue Service.

“Settlement Date” means the first Business Day after a Dividend Reset Date applicable to a share of RP.

“7-day Dividend Period” means (i) a Dividend Period designated as such by a Beneficial Owner of a share of RP or (ii) any Dividend Period commencing after the first day of, and during, a Non-Payment Period, and, in all such cases, containing seven days.

“Special Dividend Period” means a Dividend Period established by the Board of Trustees pursuant to paragraph 3(j) of this Part I.

“Specific Redemption Provisions” means, with respect to any Optional Dividend Period of 365 or more days or a Special Dividend Period of 365 or more days, either, or any combination of, (i) a period (a “Non-Call Period”) determined by the Board of Trustees, after consultation with the Remarketing Agents, during which the shares of RP subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a “Premium Call Period”), consisting of a number of whole years and determined by the Board of Trustees, after consultation with the Remarketing Agents, during each year of which the shares of RP subject to such Dividend Period shall be redeemable at the Trust’s option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $50,000, as determined by the Board of Trustees after consultation with the Remarketing Agents.

“Substitute Commercial Paper Dealers” means such Substitute Commercial Paper Dealer or Dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

“Substitute Rating Agency” and “Substitute Rating Agencies” mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by the Trust to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of RP.

“Tender and Dividend Reset” means the process pursuant to which shares of RP may be tendered in a Remarketing or held and become subject to the new Applicable Dividend Rate or Rates determined by the Remarketing Agents in such Remarketing.

“Tender Date” means any date on which (i) a holder of shares of RP must provide to the Remarketing Agents irrevocable telephonic notice of intent to tender shares of RP in a Remarketing or to change Dividend Periods for shares and (ii) such Remarketing formally commences.

“Treasury Bonds” shall have the meaning set forth in paragraph 10(a) of this Part I.

“Trust” means Putnam High Yield Municipal Trust, a Massachusetts business trust. “28-day Dividend Period” means a Dividend Period designated as such by a Beneficial Owner of a share of RP.

“Valuation Date” means, for purposes of determining whether the Trust is maintaining the RP Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day.

“Voting Period” has the meaning set forth in paragraph 6(b) of this Part I.

“Variation Margin” means, in connection with an outstanding futures contract owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

2. Fractional Shares. No fractional shares of RP shall be issued.

3. Dividends. (a) The Holders as of 5:00 p.m., New York City time, on the date preceding the applicable Dividend Payment Date, shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative dividends, at the Applicable Dividend Rate and, if applicable, a Right (as defined in Section 3(1) (ii) below) to receive an Additional Dividend. Dividends on the shares of RP so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Shares. The Trust will endeavor to designate dividends on shares of RP as Exempt-Interest Dividends to the extent permitted by Section 852 of the Code.

(b) Dividends on each share of RP shall accumulate from its Date of Original Issue and will be payable, when, as and if declared by the Board of Trustees, on each Dividend Payment Date applicable to such share of RP.

(c) Each declared dividend shall be payable on the applicable Dividend Payment Date to the Holder or Holders of such shares of RP as set forth in paragraph 3(a). Dividends on shares of RP in arrears with respect to any past Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, pro rata to the Holders of such shares as of a date not exceeding five Business Days preceding the date of payment thereof as may be fixed by the Board of Trustees. Any dividend payment made on any share of RP shall be first credited against the dividends accumulated but unpaid (whether or not earned or declared) with respect to the earliest Dividend Payment Date on which dividends were not paid.

(d) Neither Holders nor Beneficial Owners of shares of RP shall be entitled to any dividends on the shares of RP, whether payable in cash, property or stock, in excess of full cumulative dividends thereon, except as set forth in paragraph 3(1) or 3 (m) of this Part I. Except as provided in paragraph 3(h) of this Part I, neither Holders nor Beneficial Owners of shares of RP shall be entitled to any interest, or other additional amount, on any dividend payment on any share of RP which may be in arrears.

(e) Except as otherwise provided herein, the Applicable Dividend Rate on each share of RP for each Dividend Period with respect to such share shall be equal to the rate per annum that results from implementation of the remarketing procedures described in Part II hereof.

(f) The amount of declared dividends for each share of RP payable on each Dividend Payment Date in respect of any Dividend Period shall be computed by the Trust by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the last day of such Dividend Period, and the denominator of which shall be 365, and then multiplying the percentage so obtained by $50,000. In accordance with the remarketing procedures described in Part II hereof, there may exist at any given time a number of Dividend Payment Dates for all outstanding shares of RP and dividends on any such share shall be payable only on a Dividend Payment Date applicable to such share.

(g) No later than by 12:00 noon, New York City time, on each Dividend Payment Date, the Trust shall deposit in same-day funds with the Paying Agent the full amount of any dividend declared and payable, on such Dividend Payment Date on any share of RP.

(h) The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; any share of RP for which an Optional Dividend Period or a Special Dividend Period would otherwise have commenced on the first day of a Non-Payment Period shall have, instead, a 7-day Dividend Period; and each Dividend Period commencing after the first day of, and during, a Non-Payment Period shall be a 7-day Dividend Period. Any amount of any dividend due on any Dividend Payment Date for any shares of RP (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders of such shares of RP as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of RP not paid to such Holders when due but paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, shall incur a late charge to be paid therewith to such Holders and calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. For the purposes of the foregoing and paragraphs 3(g)

and 4(g) of this Part I, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

(i) Except during a Non-Payment Period, by 1:00 p.m. on the Tender Date in the Remarketing at the end of the Initial Dividend Period applicable to a share of RP, and by 1:00 p.m. on the Tender Date in the Remarketing at the end of each subsequent Dividend Period applicable to a share of RP, the Beneficial Owner of such share may elect to tender such share or to hold such share for the next Dividend Period. If the Beneficial Owner of such share of RP elects to hold such share, such Beneficial Owner shall elect to hold such share for a 7-day Dividend Period or a 28-day Dividend Period or any available Optional Dividend Period or a Special Dividend Period if the succeeding Dividend Period with respect to such share has been designated by the Board of Trustees as a Special Dividend Period; provided that, (i) if such Beneficial Owner shall elect to hold such share for a 7-day Dividend Period or a 28-day Dividend Period, but (a) there are no Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing, such Beneficial Owner shall hold such share for a 7-day Dividend Period, and the Applicable Dividend Rate shall be the Maximum Dividend Rate for a 7-day Dividend Period or (b) the Remarketing Agents are unable to remarket in such Remarketing all shares of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $50,000 per share, such Beneficial Owner shall hold such share for the Dividend Period it had chosen and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate, and (ii) if the Board of Trustees “has designated the next succeeding Dividend Period with respect to such share as a Special Dividend Period or such Beneficial Owner elects an available Optional Dividend Period with respect to such shares and there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing or the Remarketing Agents are unable to remarket in the Remarketing on the Dividend Reset Date following such Tender Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share, then the next succeeding Dividend Period in respect of such share shall be a 7-day Dividend Period, and the Applicable Dividend Rate in respect of such share for such next succeeding Dividend Period shall be the Maximum Dividend Rate for a 7-day Dividend Period. If the Beneficial Owner of such share of RP fails to elect to tender or hold such share, or to elect a Dividend Period for such share, by 1:00 p.m. on such Tender Date, such Beneficial Owner shall continue to hold such share at the Applicable Dividend Rate determined in such Remarketing for a Dividend Period of the same type as the current Dividend Period for such shares; provided that (i) if such current Dividend Period is a 7-day Dividend Period or a 28-day Dividend Period, but (a) there are no Remarketing Agents, or the Remarketing Agents are not required to conduct a Remarketing, such Beneficial Owner shall hold such share for a 7-day Dividend Period, and the Applicable Dividend Rate shall be the Maximum Dividend Rate for a 7-day Dividend Period or (b) the Remarketing Agents are unable to remarket in such Remarketing all shares of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $50,000 per share, such-Beneficial Owner shall hold such share for the same Dividend Period as its then current Dividend Period and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate, and (ii) if such current Dividend Period is an Optional Dividend Period or a Special Dividend Period, or the succeeding Dividend Period has been designated by the Board of Trustees as a Special Dividend Period and such share is subject to such Special Dividend Period, then such Beneficial Owner shall be deemed to have elected to tender such share. If the Remarketing Agents are unable to remarket in such Remarketing all shares of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $50,000 per share, the Beneficial Owners of shares of RP tendered (or deemed tendered) but not purchased in such Remarketing shall hold such shares at the applicable Maximum Dividend Rate for a 7-day Dividend Period. If a share of RP is tendered (or deemed tendered) and purchased in a Remarketing, the next Dividend Period for such share shall be the Dividend Period elected by the purchaser of such share in such Remarketing or the Special Dividend Period with respect to such share, as the case may be, at the Applicable Dividend Rate therefor, except that, if the Remarketing Agents are unable to remarket in such Remarketing all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share, no purchaser in such Remarketing shall be permitted to acquire shares having an Optional Dividend Period or a Special Dividend Period and the next Dividend Period for such a share shall be a 7-day Dividend Period and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate.

(j) Except during a Non-Payment Period, the Board of Trustees may at any time and from time to time institute one or more Optional Dividend Periods with such number of days, and which shall be available for such period, as the Board of Trustees shall specify; provided that (i) in respect of any Optional Dividend Period, the Board of Trustees shall also determine a Maximum Dividend Rate after consultation with Remarketing Agents, which rate, as determined from time to time by formula or other means, may be fixed or variable and (ii) in respect of an Optional Dividend Period of 365 or more days, the Board of Trustees, after consultation with the Remarketing Agents, may establish Specific Redemption Provisions. An Optional Dividend Period shall be available after seven days’ written notice thereof and, if applicable, of the Maximum Dividend Rate and Specific Redemption Provisions, if any, in respect thereof shall have been given to the Remarketing Agents, the Paying Agent and the Securities Depository. The Trust also shall publish promptly notice of any designation of an Optional Dividend Period, and related Maximum Dividend Rate and Specific Redemption Provisions, if any, at least once in an Authorized Newspaper, but the failure so to publish shall not affect the validity or effectiveness of any such designation or determination. After an Optional Dividend Period becomes available, such Optional Dividend Period shall be available in each Remarketing and, if elected by any Beneficial Owner of shares of RP, shall commence on each Settlement Date and continue until rescinded by the Board of Trustees, which rescission shall be effective after seven days’ written notice thereof shall have been given to the Remarketing Agents, the Paying Agent, the Securities Depository and Beneficial Owners. The existence or rescission of any Optional Dividend Period shall not affect any current Dividend Period or prevent the Board of Trustees from establishing other Optional Dividend Periods of similar duration or in any way restrict the Maximum Dividend Rate or Specific Redemption Provisions which may be designated in connection with any other Optional Dividend Period.

(k) The Board of Trustees may at any time designate a subsequent Dividend Period with respect to all or any specified fewer number of shares of RP eligible for Tender and Dividend Reset on the Tender Date next preceding the commencement of such Dividend Period as a Special Dividend Period with such number of days as the Board of Trustees shall specify; provided that (i) written notice of any such designation, of the Maximum Dividend Rate, and Specified Redemption Provisions, if any, in respect thereof, and of the consequences of failure to tender or to elect to hold shares, must be given at least seven days prior to such Tender Date to the Remarketing Agents, the Paying Agent, the Securities Depository and the Beneficial Owners of shares of RP which are to be subject to such Special Dividend Period; (ii) no Special Dividend Period may commence for any share of RP during a Non-Payment Period or if the Trust fails to maintain either the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage and such failure is not cured; (iii) if such Special Dividend Period contains 365 or more days, (x) the shares of RP subject to such Special Dividend Period shall have an aggregate liquidation preference (exclusive of accumulated but unpaid dividends and the premium, if any) of at least $30,000,000 or such greater or lesser amount as may be specified by the Board of Trustees and (y) the shares, if any, of RP not subject to such Special Dividend Period shall have an aggregate liquidation preference (exclusive of accrued but unpaid dividends and the premium, if any) of at least $30,000,000 or such greater or lesser amount specified by the Board of Trustees; (iv) in respect of any Special Dividend Period, the Board of Trustees shall also determine a Maximum Dividend Rate after consultation with the Remarketing Agents, which rate, as determined from time to time by formula or other means, may be fixed or variable; and (v) in respect of any Special, Dividend Period of 365 or more days, the Board of Trustees, after consultation with the Remarketing Agents, may establish Specific Redemption Provisions.

On or before 5:00 p.m., New York City time, on the third Business Day prior to the designation of a Special Dividend Period, the Trust shall complete and deliver to S&P and Moody’s, on a pro forma basis, an RP Basic Maintenance Report for such proposed Special Dividend period, taking into account the proposed number of days to be specified as a Special Dividend Period and the proposed Maximum Dividend Rate to be determined with respect to such Special Dividend Period.

The existence or rescission of any Special Dividend Period shall not affect any current Dividend Period or prevent the Board of Trustees from establishing other Special Dividend Periods of similar duration or in any way restrict the Maximum Dividend Rate or Specific Redemption Provisions which may be designated in connection with any other Special Dividend Period.

If the Remarketing Agents are unable to remarket sufficient shares of RP at the commencement of a Special Dividend Period to satisfy the requirement described in clause (iii) of the third preceding paragraph, then the Dividend Period in respect of any share of RP which otherwise would have been subject to such Special Dividend Period shall be a 7-day Dividend

Period and an Applicable Dividend Rate shall be set by the Remarketing Agents in accordance with the remarketing procedures.

(1) (i) Not later than the end of each taxable year of the Trust, the Trust shall make an estimate of its capital gains and other income not exempt from federal income tax for such year. If, on the basis of such estimate, the Trust determines that any portion of a dividend paid on the RP at the Applicable Dividend Rate (a “Remarketing Dividend”) during such year will not be designated by the Trust as an Exempt-Interest Dividend solely because the Trust, in its judgment, will be required to allocate to the RP capital gains or other income not exempt from federal income tax, then additional dividends (“Additional Dividends”) for that year shall become payable on the RP prior to the end of that year such that the Net After-Tax Return based on such estimate to a holder of RP from such Remarketing Dividend and the Additional Dividend relating to such Remarketing Dividend will be the same as the Net After-Tax Return that would have been derived from such Remarketing Dividend if 100% of such Remarketing Dividend had been effectively designated as an Exempt-Interest Dividend. Within 60 days following the end of each taxable year of-the Trust, the Trust shall make a final determination of its capital gains and other income not exempt from federal income tax for such year, and shall designate the portion, if any, of each Remarketing Dividend paid during the taxable year which qualifies, in its judgment, as an Exempt-Interest Dividend. If the portion, if any, of a Remarketing Dividend which is actually designated by the Trust as an Exempt-Interest Dividend is less than 90% of the portion, if any, of such dividend which the Trust previously estimated that it would designate as an Exempt Interest Dividend, then an Additional Dividend shall become payable on the RP within 60 days following the end of the taxable year such that the Net After-Tax Return, based on such actual designation, to a holder of RP from such Remarketing Dividend and the Additional Dividend or Additional Dividends relating to such dividend will be the same as the Net After-Tax Return that would have been derived from such Remarketing Dividend if 100% of such Remarketing Dividend had been effectively designated as an Exempt-Interest Dividend.

(ii) Simultaneously with the declaration of each Remarketing Dividend at the Applicable Dividend Rate determined as set forth in paragraph 3(a) above, the Trustees shall declare a dividend consisting of one right (a “Right”) to receive an Additional Dividend or Additional Dividends in respect of such Remarketing Dividend paid at the Applicable Dividend Rate. If the Trust determines that an Additional Dividend or Additional Dividends is payable in respect of any Right received during such year, such Additional Dividend or Additional Dividends in respect of such Right shall be paid to the Holder that received such Right, whether or not such Holder continues to own the shares of RP in respect of which such Right was issued. Rights shall be nontransferable except by operation of law, and no purported transfer of a Right will be recognized by the Trust. No certificates will be issued evidencing Rights. The Trust shall deposit with the Paying Agent sufficient funds for the payment of such Additional Dividends not later than noon on the Business Day immediately preceding the date on which such Additional Dividends become payable and shall give the Paying Agent irrevocable instructions to apply such funds and, if necessary, the income and proceeds therefrom, to the payment of such Additional Dividends. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities provided that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such Additional Dividend. All such funds (to the extent necessary to pay the full amount of such Additional Dividend) shall be held in trust for the benefit of the holders of Rights. The Trustees shall designate dividends paid during the taxable year as Exempt-Interest Dividends in a manner that, to the extent allowed by applicable law, is no less beneficial to the Holders than the assumptions used in determining the amount of Additional Dividends in respect of such dividends pursuant to this clause (ii).

(iii) Except as provided in paragraph 3(1) (i) above, no Additional Dividends shall for any reason become payable during any taxable year of the Trust in respect of any dividend which first became payable in an earlier taxable year. In particular, and without limiting the generality of the foregoing, no Additional Dividends shall become payable as a result of any Internal Revenue Service challenge to the allocations of types of income or designations made by the Trust relating to distributions made with respect to an earlier fiscal year. Additionally, no Additional Dividends shall be payable as a result of any change in the law concerning the eligibility of amounts paid with respect to the RP for treatment as Exempt-Interest Dividends or the excludability of amounts paid with respect to the RP from the taxable income of any Holder for federal income tax purposes.

(m) The Board of Trustees may in its sole discretion from time to time declare a special dividend (each, a “special dividend”) in an amount determined in its sole judgment to be necessary or desirable to cause the Trust to comply with any distribution requirements of the

Code and thereby to avoid the incurrence by the Trust of any income or excise tax under the Code, provided that the Board of Trustees shall not declare a special dividend if the declaration thereof causes the Trust to fail to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage. Any such special dividend shall be payable on a date specified by the Board of Trustees to Holders of record on a date specified by the Trustees consistent with the Bylaws. The Trust shall deposit with the Paying Agent sufficient funds for the payment of any such special dividend not later than noon on the Business Day immediately preceding the date on which such special dividend becomes payable and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to payment of such special dividends. The Trust may direct the Paying Agent to invest any such available funds in Deposit Securities provided that the proceeds of any such investment will be available in The City of New York at the opening, of business on the payment date for such special dividend. All such funds (to the extent necessary to pay the full amount of such special dividend) shall be held in trust for the benefit of the Holders.

4. Redemption. Shares of RP shall be redeemable by the Trust as provided below:

(a) To the extent permitted under the 1940 Act and Massachusetts Law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of RP, in whole or in part, on the next succeeding scheduled Dividend Payment Date applicable to those shares of RP called for redemption, out of funds legally available therefor, at a redemption price equal to $50,000 per share plus an amount equal to dividends thereon (whether or not earned or declared) accumulated but unpaid to the date fixed for redemption plus the premium, if any, resulting from the designation of a Premium Call Period; provided that no share of RP shall be subject to redemption pursuant to this paragraph 4(a) on any Dividend Payment Date during a Non-Call Period to which it is subject; and provided further that the Trust shall effect no redemption pursuant to this paragraph 4(a) if as a result of such redemption the Trust shall have failed to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage. The Trust may not give a Notice of Redemption relating to an optional redemption as described in paragraph 4(a) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a Discounted Value not less than the amount due to Beneficial Owners by reason of the redemption of their shares of RP on such redemption date.

(b) The Trust shall redeem, out of funds legally available therefor, at a redemption price of $50,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) to the date fixed by the Board of Trustees for redemption plus the premium, if any, resulting from the designation of a Premium Call Period, certain of the shares of RP to the extent permitted under the 1940 Act and Massachusetts law, if the Trust fails to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage and such failure is not cured on or before the RP Basic Maintenance Cure Date or the 1940 Act Cure Date (each herein referred to as a “Cure Date”), as the case may be. The number of shares of RP to be redeemed shall be equal to the lesser of (i) the minimum number of shares of RP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred Shares subject to redemption or retirement, would result in the satisfaction of the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of RP and other Preferred Shares the redemption of which would have such result, all shares of RP then outstanding shall be redeemed), and (ii) the maximum number of shares of RP, together with all other Preferred Shares subject to redemption or retirement that can be redeemed out of funds expected to be legally available therefor. In determining the number of shares of RP required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage, as the case may be, pro rata among shares of RP and other series of Preferred Shares subject to redemption provisions similar to those contained in this paragraph 4 (b) , except as set forth herein. The Trust shall effect such redemption not later than 45 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of RP and other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 45 days after such Cure Date, the Trust shall redeem those shares of RP and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

Any share of RP shall be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period, provided that shares of RP subject to a Non-Call Period will only be subject to redemption to the extent that the other shares of RP are not available to satisfy the number of shares required to be redeemed. In such event, such shares subject to a

Non-Call Period will be selected for redemption in an ascending order of outstanding Non-Call Period (with shares with the lowest number of days remaining in the period to be called first) and by lot in the event of equal outstanding Non-Call Periods.

(c) Subject to paragraph 4 (d) of this Part I, if fewer than all the outstanding shares of RP are to be redeemed pursuant to this paragraph 4, the number of shares of RP so to be redeemed shall be a whole number of shares and shall be determined by the Board of Trustees, and the Trust shall give a Notice of Redemption as provided in paragraph 4(e) of this Part I, provided that no share of RP will be subject to optional redemption on any Dividend Payment Date during a Non-Call Period to which it is subject and shares of RP subject to a Non-Call Period will be subject to mandatory redemption only on the basis described under paragraph 4(b) of this Part I. Unless certificates representing shares of RP are held by Holders other than the Securities Depository, or its nominee, the Paying Agent upon receipt of such notice, shall determine from among shares eligible for redemption the number of shares of RP to be redeemed pro rata from each Dividend Period which is then eligible for redemption, and shall give notice of such determination to the Securities Depository; the Securities Depository thereupon shall determine by lot on a Dividend Period basis pursuant to the allocation provided by the Paying Agent the number of shares of RP to be redeemed from the account of each Agent Member (which may include an Agent Member, including a Remarketing Agent, holding shares for its own account), and shall give notice of such determination to the Paying Agent. The Paying Agent, upon receipt of such notice, shall in turn determine by lot the number of shares of RP from each Dividend Period to be redeemed from the accounts of the-Beneficial Owners of the shares of RP whose Agent Members have been selected by the Securities Depository and give notice of such determination to the Remarketing Agents. In doing so, the Paying Agent may determine that shares of RP shall be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agents, without shares of RP being redeemed from the accounts of other Beneficial Owners.

(d) Notwithstanding paragraph 4(c) of this Part I, if any certificates representing shares of RP are held by Holders other than the Securities Depository or its nominee, then the shares of RP to be redeemed shall be selected by the Trust pro rata from among Dividend Periods and by lot from among shares within each Dividend Period.

(e) Any Notice of Redemption with respect to shares of RP shall be given (A) in the case of redemption pursuant to paragraph 4(a) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m. New York City time (and later confirmed in writing) on (i) the Settlement Date in the case of a partial redemption of the shares of RP, (ii) the Tender Date in the case of a redemption in whole of the shares of RP or (iii) during a Non-Payment. Period, the later of the Dividend Payment Date and the seventh day in each case (i.e., clauses (i), (ii) and (iii) above) prior to the earliest date upon which any such redemption may occur and (B) in the case of a mandatory redemption pursuant to paragraph 4(b) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m., New York City time (and later confirmed in writing) on the third Business Day preceding the redemption date established by the Board of Trustees and specified in such notice.

In the case of a partial redemption of the shares of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in paragraph 4(c) of this Part I (or, during a Non-Payment Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption from the Trust). Such telephonic notice shall be confirmed promptly in writing the Remarketing Agents, the Securities Depository and each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which the Paying Agent determines the shares to be redeemed. In the case of a redemption in whole of the shares of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which it receives a Notice of Redemption from the Trust. Such telephonic notice shall be confirmed promptly in writing to each Beneficial Owner of shares of RP called for redemption, the Remarketing Agents and the Securities Depository not later than the close of business on the second Business Day following the day on which the Paying Agent receives a Notice of Redemption.

(f) Every Notice of Redemption and other redemption notice shall state: (i) the redemption date; (ii) the number of shares of RP to be redeemed; (iii) the redemption price; (iv) that dividends on the shares of RP to be redeemed shall cease to accumulate as of such redemption date; and (v) the provision of the Declaration of Trust or the By-laws pursuant to which such shares are being redeemed. In addition, notice of redemption given to a Beneficial Owner shall state the CUSIP number, if any, of the shares of RP to be redeemed and the manner in which the Beneficial Owners of such shares may obtain payment of the redemption price. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. The Paying Agent shall use its reasonable efforts to cause the publication of a redemption notice in an Authorized Newspaper within two Business Days of the date of the Notice of Redemption, but failure so to publish such notification shall not affect the validity or effectiveness of any such redemption proceedings. Shares of RP the Beneficial Owners of which shall have been given Notice of Redemption shall not be subject to transfer outside of a Remarketing.

(g) On any redemption date, the Trust shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon, New York City time, $50,000 for each share of RP called for redemption plus an amount equal to dividends thereon (whether or not earned or declared) accumulated but unpaid to such redemption date (but excluding dividends, if any, to be paid pursuant to paragraph 3(1) of this Part I if and to the extent such dividends have become due and payable prior to such redemption date), plus the premium, if any, resulting from the designation of a Premium Call Period.

(h) In connection with any redemption, upon the giving of a Notice of Redemption and the deposit of the funds necessary for such redemption with the Paying Agent in accordance with this paragraph 4, shares of RP so called for redemption shall no longer be deemed outstanding for any purpose and all rights of the Holders and Beneficial Owners of shares of RP so called for redemption shall cease and terminate, except the right of the Holders and Beneficial Owners thereof to receive (x) the redemption price thereof, inclusive of an amount equal to dividends (whether or not earned or declared) accumulated but unpaid to the redemption date (but excluding dividends, if any, to be paid pursuant to paragraph 3(1) of this Part I if and to the extent such dividends have not become due and payable on or prior to such redemption date), plus the premium, if any, resulting from the designation of a Premium Call Period, but without any interest or other additional amount (except as provided in paragraph 3(1) of this Part I), and (y) dividends, if any, to be paid pursuant to paragraph 3(1) of this Part I if and to the extent that such dividends have not become due or payable on or prior to such redemption date, which dividends shall be paid at the time and in the manner set forth in such paragraph 3(1). The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent as aforesaid in excess of the sum of (i) the aggregate redemption price of the shares of RP called for redemption on such date and (ii) all other amounts to which Holders and Beneficial Owners of shares of RP called for redemption may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited. Any funds so deposited with the Paying Agent which are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders and Beneficial Owners of shares of RP so called for redemption shall look only to the Trust for payment of the redemption price and all other amounts to which they may be entitled. If any such unclaimed funds are repaid to the Trust, the Trust shall invest such unclaimed funds in Deposit Securities with a maturity of no more than one business day.

(i) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of RP shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit funds with the Paying Agent pursuant to paragraph 4(g) of this Part I with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Trust may not have redeemed shares of RP for which a Notice of Redemption has been given, dividends may be declared and paid on shares of RP and shall include those shares of RP for which a Notice of Redemption has been given.

(j) Notwithstanding any of the foregoing provisions of this paragraph 4, the Remarketing Agents may, in their sole discretion, modify the procedures set forth above with respect to notification of redemption, provided that, any such modification does not adversely affect any Holder or any Beneficial Owner of shares of RP or materially alter the obligations of the Paying Agent; and further provided that, the Trust receives written confirmation from S&P that any such modification would not impair the ratings then assigned by S&P to shares of RP.

(k) In effecting any redemption pursuant to this paragraph 4, the Trust shall use all reasonable efforts to satisfy all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law.

(l) Notwithstanding the foregoing, (i) no share of RP may be redeemed pursuant to paragraph 4(a) of this Part I unless the full amount of accumulated but unpaid dividends to the date fixed for redemption for each such share of RP called for redemption shall have been declared, and (ii) no share of RP may be redeemed unless all outstanding shares of RP are simultaneously redeemed, nor may any shares of RP be purchased or otherwise acquired by the Trust except in accordance with a purchase offer made on substantially equivalent terms by the Trust for all outstanding shares of RP, unless, in each such instance, dividends (other than dividends, if any, to be paid pursuant to paragraph 3(1) of this Part I which have not yet become due and payable) on all outstanding shares of RP through the end of their most recently ended Dividend Period (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or declared and sufficient funds for the payment thereof deposited with the Paying Agent.

(m) Except as set forth in this paragraph 4 with respect to redemptions and subject to paragraph 4(1) hereof, nothing contained herein shall limit any legal right of the Trust or any affiliate to purchase or otherwise acquire any share of RP at any price. Any shares of RP which have been redeemed, purchased or otherwise acquired by the Trust or any affiliate thereof may be resold. In lieu of redeeming shares called for redemption, the Trust shall have the right to arrange for other purchasers to purchase from Beneficial Owners all shares of RP to be redeemed pursuant to this paragraph 4, except those shares of RP to be redeemed pursuant to paragraph 4(b) hereof, by their paying to such Beneficial Owners on or before the close of business on the redemption date an amount equal to not less than the redemption price payable by the Trust on the redemption of such shares, and the obligation of the Trust to pay such redemption price shall be satisfied and discharged to the extent such payment is so made by such purchasers. Prior to the purchase of such shares by such purchasers, the Trust shall notify each purchaser that such shares have been called for redemption.

5. Liquidation. (a) Upon a liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders shall be entitled, whether from capital or surplus, before any assets of the Trust shall be distributed among or paid over to holders of Common Shares or any other class or series of shares of the Trust ranking junior to the RP as to liquidation payments, to be paid the amount of $50,000 per share of RP, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, to but excluding the date of final distribution, in same-day funds. After any such payment, the Holders and Beneficial Owners shall not be entitled to any further participation in any distribution of assets of the Trust.

(b) If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust shall be insufficient to make such full payments to the Holders and the holders of any Preferred Shares ranking as to liquidation, dissolution or winding up on a parity with the RP (including the Other RP) , then such assets shall be distributed among the Holders and such parity holders ratably in accordance with the respective amounts which would be payable on such shares of RP and any other such Preferred Shares if all amounts thereof were paid in full.

(c) Neither the consolidation nor the merger of the Trust with or into any corporation or corporations nor a reorganization of the Trust alone nor the sale, lease or transfer by the Trust of all or substantially all of its assets shall be deemed to be a dissolution or liquidation of the Trust.

6. Voting Rights. (a) General. Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of shares of RP and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including RP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of Preferred Shares, including RP, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect two trustees of the Trust, each Preferred Share, including RP, entitling the holder thereof to one vote. Subject to paragraph 6(b) hereof, the holders of outstanding Common Shares and Preferred Shares, including RP, voting together as a single class, shall elect the balance of the trustees.

(b) Right to Elect Majority of Board of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of RP equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

(ii) if at any time holders of any other Preferred Shares are entitled to elect a majority of the trustees of the Trust. Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b).

(c) Other Actions. So long as any shares of RP are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at .least a majority of the shares of RP outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class): (a) authorize, create or issue or increase or decrease the authorized or issued amount of, any class or series of stock ranking prior to or on a parity with the RP with respect to payment of dividends or the distribution of assets on liquidation (other than the Original RP), or increase or decrease the authorized 8,000 Preferred Shares; (b) amend, alter, or repeal the provisions of the Declaration of Trust and the By-laws, including this Section 12.2, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of such shares of RP or the Holders thereof; or (c) take any other action (including, without limitation, Bankruptcy proceedings) which pursuant to Section 18(a)(2)(D) of the 1940 Act requires approval by the Holders of a majority of the shares of RP outstanding at the time; provided that the issuance of not more than the 8,000 Preferred Shares presently authorized and the creation and issuance of the Original RP, and of series of Preferred Shares ranking junior to the RP with respect to payment of dividends and the distribution of assets on liquidation, will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act RP Asset Coverage or the RP Basic Maintenance Amount. Notwithstanding the foregoing, so long as any shares of RP are outstanding, the Trust shall not take any action described in Sections 4, 5 or 6 of Article IX of the Declaration of Trust or amend the provisions of Section 1 of Article IV, Sections 4, 5 or 6 of Article IX or the first sentence of Section 9 of Article IX of the Declaration of Trust, without the affirmative vote or consent of the Holders of at least two-thirds (or a majority if permitted by Sections 4, 5 or 6 of Article IX of the Declaration of Trust) of the shares of RP and of two-thirds (or a majority if permitted by Sections 4, 5 or 6 of Article IX of the Declaration of Trust) of the

Common Shares outstanding at the time, in person or by proxy, either in writing or at a meeting (each voting separately as a class).

The foregoing voting provisions shall not apply with respect to shares of RP if, at or prior to the time when a vote is required, such shares of RP shall have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

The Board of Trustees may, without the vote or consent of the Holders of RP, from time to time amend, alter or repeal any or all of the provisions of paragraphs 10(a), 10(b) and 10(c) of this Part I, as well as any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of shares of RP or the Holders thereof, provided the Board of Trustees receives written confirmation from Moody’s, in the case of any such action with respect to paragraphs 10(b) and 10(c), or from S&P, in the case of any such action with respect to paragraph 10(a), or from both Moody’s and S&P, in the case of any such action with respect to the definitions of the terms listed below, that any such amendment, alteration or repeal would not impair the ratings then assigned to shares of RP by the rating agency providing such confirmation:

Deposit Securities	1940 Act RP Asset Coverage

Discounted Value	Non-Payment Period Rate

Dividend Coverage Amount	Quarterly Valuation Date

Dividend Coverage Assets	RP Basic Maintenance Amount

Market Value	RP Basic Maintenance Cure Date

Minimum Liquidity Level	RP Basic Maintenance Report

Moody’s Discount Factor	S&P Discount Factor

Moody’s Eligible Asset	S&P Eligible Asset

Moody’s Exposure Period	S&P Exposure Period

Valuation Date	1940 Act Cure Date

(d) Voting Procedures. (i) As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph 6(b) above, the Trust shall notify the Paying Agent and the Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Paying Agent or if the Paying Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

(ii) For purposes of determining any rights of the Holders to vote on any matter whether such right is created by this Section 12.2, by the other provisions of the Declaration of Trust or the By-laws, by statute or otherwise, no Holder shall be entitled to vote and no share of RP shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4 of this Part I. No share of RP held by the Trust or any affiliate of the’ Trust shall have any voting rights or be deemed to be outstanding for voting purposes.

(iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 6(b) above shall terminate, the remaining trustees shall constitute the trustees of the

Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph 6(b) above shall cease, subject to the provisions of the last sentence of paragraph 6(b)(ii).

(e) Exclusive Remedy. Unless otherwise required by law, the Holders of shares of RP shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of shares of RP shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of RP, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 6. In no event shall the Holders of shares of RP have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

(f) Notification to Moody’s and S&P. In the event a vote of Holders of RP is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten business days prior to the date on which such vote is to be taken, notify S&P that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

7. 1940 Act RP Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any share of RP is outstanding, the 1940 Act RP Asset Coverage.

8. RP Basic Maintenance Amount. (a) The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount and (ii) Moody’s Eligible Assets having an aggregate Discounted

Value equal to or greater than the RP Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to reattain the RP Basic Maintenance Amount on or prior to the RP Basic Maintenance Cure Date.

(b) The Trust will deliver an RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, Moody’s and S&P as of (i) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (ii) the last Business Day of each month, in each case on or before 5:00 p.m., New York City time, on the third Business Day after such day.

(c) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody’s and S&P an RP Basic Maintenance Report as of the date of such failure.

(d) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures any failure to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody’s and S&P an RP Basic Maintenance Report as of the date of such cure.

(e) An RP Basic Maintenance Report or Accountant’s Confirmation will be deemed to have been delivered to the Remarketing Agents, the Paying Agent, Moody’s and S&P if the Remarketing Agents, the Paying Agent, Moody’s and S&P receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Remarketing

Agents, the Paying Agent, Moody’s and S&P for delivery on the next Business Day the full RP Basic Maintenance Report. A failure by the Trust to deliver an RP Basic Maintenance Report under subparagraph (b), (c) or (d) of this paragraph 8 shall be deemed to be delivery of an RP Basic Maintenance Report indicating that the Discounted Value for all assets of the Trust is less than the RP Basic Maintenance Amount, as of the relevant Valuation Date.

(f) Within ten Business Days after, the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody’s of an RP Basic Maintenance Report in accordance with paragraph 8(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Remarketing Agents, the Paying Agent, S&P and Moody’s (i) the mathematical accuracy of the calculations reflected in such Report (and in any other RP Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date); (ii) that, in such Report (and in such randomly selected Report), (a) the Trust determined in accordance with this Section 12.2 whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly-selected Report), S&P Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount and Moody’s Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount, (b) the aggregate amount of Deposit Securities equals or exceeds the Dividend Coverage Amount, and (c) it has obtained confirmation from the Pricing Service that the Market Value of Portfolio Securities as determined by the Pricing Service equals the mean between the quoted bid and asked price or the yield equivalent (when quotations are readily available); (iii) that the Trust has excluded from the RP Basic Maintenance Report assets not qualifying as Eligible Assets and (iv) with respect to such confirmation to Moody’s, that the Trust has satisfied the requirements of clauses (A), (B), (C), (D), (E) and (G) of paragraph 10(b) of this Part I as of the Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report) (such confirmation is herein called the “Accountant’s Confirmation”). In preparing the Accountant’s Confirmation, the Independent Accountant shall be entitled to rely, without further investigation, on such interpretations of law by the Trust as may have been necessary for the Trust to perform the computations contained in the RP Basic Maintenance Report.

(g) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody’s of an RP Basic Maintenance Report in accordance with paragraph 8(c) above relating to any Valuation Date on which the Trust failed to maintain the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody’s an Accountant’s Confirmation as to such RP Basic Maintenance Report.

(h) Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and, Moody’s of an RP Basic Maintenance Report in accordance with paragraph 8 (d) above relating to any Valuation Date on which the Trust cured any failure to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody’s an Accountant’s Confirmation as to such RP Basic Maintenance Report.

(i) If any Accountant’s Confirmation delivered pursuant to subparagraph (f), (g) or (h) of this paragraph 8 shows that an error was made in the RP Basic Maintenance Report for a particular Valuation Date for which such Accountant’s Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody’s Eligible Assets, as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, S&P and Moody’s promptly following receipt by the Trust of such Accountant’s Confirmation.

9. Minimum Liquidity Level. The Trust shall be required to have, as of each Valuation Date, Dividend Coverage Assets with respect to shares of RP of each then outstanding Dividend Period having a Discounted Value not less than the Dividend Coverage Amount with respect to shares of such Dividend -Period.

10. Futures and Options Transactions; When-Issued Securities.

(a) For so long as any shares of RP are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the ratings then assigned to the shares of RP by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the “Municipal Index”)

or United States Treasury Bonds with remaining maturities of ten years of more (“Treasury Bonds”) and write, purchase or sell put and call options on such contracts (collectively “S&P Hedging Transactions”), subject to the following limitations:

(A) the Trust will not engage in any S&P Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust’s taking an opposite position thereto (“Closing Transactions”)), which would cause the Trust at the time of such transaction to own or have sold the least of (1) more than 1,000 outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index and on Treasury Bonds exceeding in number 25% of the quotient of the Market Value of the Trust’s total assets divided by $100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B) the Trust will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust’s total assets divided by $100,000 or (2) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(C) the Trust will engage in Closing Transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (i) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount on two consecutive Valuation Dates and (ii) the Trust is required to pay Variation Margin on the second such Valuation Date;

(D) the Trust will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

(E) when the Trust writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or short-term, fixed-income securities in a segregated account with the Trust’s custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust’s broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals the RP Basic Maintenance Amount, such Discounted Value shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Trust plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Trust.

(b) For so long as any shares of RP are rated by Moody’s, the Trust will not buy or sell futures contracts, write, purchase or sell put or call options on futures contracts or write put or call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody’s that engaging in such transactions would not impair the ratings then assigned to the shares of RP by Moody’s, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Bonds and purchase or sell exchange-traded put options on such futures contracts and write exchange traded call options on such futures contracts (collectively “Moody’s Hedging Transactions”), subject to the following limitations:

(A) the Trust will not engage in any Moody’s Hedging Transaction based on the Municipal Index which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on the Municipal Index (other than Closing Transactions) exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The

Wall Street Journal or (2) outstanding futures contracts based on the Municipal Index having a Market Value exceeding the Market Value of Moody’s Eligible Assets owned by the Trust;

(B) the Trust will not engage in any Moody’s Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 40% of the aggregate Market Value of Moody’s Eligible Assets owned by the Trust and rated Aa by Moody’s (or, if not rated by Moody’s but rated by S&P, rated AAA by S&P) or (2) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 80% of the aggregate Market Value of Moody’s Eligible Assets owned by the Trust and rated Baa or A by Moody’s (or, if not rated by Moody’s but rated by S&P, rated A or AA by S&P) (for purposes of the foregoing clauses (A) and (B), the Trust shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Trust);

(C) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal is less than 5,000;

(D) the Trust will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;

(E) the Trust will engage in Moody’s Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

(F) the Trust will not engage in options and futures transactions for leveraging or speculative purposes and will not write any call options or sell any futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

(G) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals the RP Basic Maintenance Amount, the Discounted Value of Moody’s Eligible Assets which the Trust is obligated to deliver pursuant to an outstanding futures contract or option shall be as follows: (i) assets subject to call options which are either exchange-traded and “readily reversible” or which expire within 63 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option; (ii) assets subject to call options not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of the subject security; (iv) futures contracts shall be valued at the lesser of (a) settlement price and (b) the Discounted Value of the subject security, provided that, if a contract matures within 63 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the subject securities.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals the RP Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate value of the Moody’s Eligible Assets held by the Trust: (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is a seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Trust is a purchaser under a futures contract, the settlement price of assets purchased under the futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

(c) For so long as any shares of RP are rated by Moody’s, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody’s Hedging Transactions that are permitted under paragraph 13(b) of this Part I), except that the Trust may enter into such contracts to purchase newly-issued securities on the date such securities are issued (“Forward Commitments”), subject to the following limitations:

(A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed income securities with a Market Value, that equals or exceeds the amount of the Trust’s obligations under any Forward Commitments to which it is from time to time a party; and

(B) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Account.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals the RP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall have no value.

11. Restrictions on Certain Distributions. For so long as any share of RP is outstanding, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to or on a parity with the shares of RP as to dividends and upon liquidation) in respect of the Common Shares, RP or any other shares of the Trust ranking junior to or on a parity with the shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares or parity shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of RP as to dividends and upon liquidation), unless (i) full cumulative dividends on shares of RP and Other RP through their most recently ended respective Dividend Periods (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent and (ii) the Trust has redeemed the full number of shares of RP and Other RP required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of RP as to dividends and upon liquidation) in respect of Common Shares or any other shares of the Trust ranking junior to or on a parity with shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to shares of RP as to dividends and upon liquidation), unless immediately after such transaction the Discounted Value of the Trust’s portfolio would at least equal the RP Basic Maintenance Amount.

12. Notice. All notices or communications, unless otherwise specified in these Bylaws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

13. Certain Other Restrictions. For so long as any shares of RP are outstanding,

(a) the Trust will not, unless it has received written confirmation from Moody’s and S&P that any such action would not impair the ratings then assigned by Moody’s and S&P to shares of RP, engage in any one or more of the following transactions:

(i) borrow money if the RP Basic Maintenance Amount would not be satisfied after giving effect to such borrowing; or

(ii) borrow, in the aggregate, money in excess of the least of $10,000,000 or the product of the number of shares of RP and Other RP outstanding multiplied by $10,000 or 10% of the total assets of the Trust at the “time of such borrowings; or

(iii) borrow any money except as may be necessary for the clearance of purchases and sales of securities; or

(iv) lend portfolio securities; or

(v) designate a new Pricing Service.

(b) for purposes of S&P and Moody’s rating of the shares RP, the Trust shall give to S&P and Moody’s prompt written notice of:

(i) any change to the Declaration of Trust or Article 12 of the By-laws;

(ii) any failure to declare or pay any dividend on the shares of RP;

(iii) any mandatory or optional redemption of the shares of RP;

(iv) any assumption of control of the Board of Trustees by the Holders of shares of RP pursuant to Section 6(b) of this Part I;

(v) in the event the Trust shall not be a party to a pricing services agreement and dealer quotes on assets are not available;

(vi) in the event that the Applicable Dividend Rate equals or exceeds 95% of the “AA” Composite Commercial Paper Rate;

(vii) a change in dividend period; (viii) any person owning more than 5% of Trust’s Common Shares;

(ix) a change in Internal Revenue Service rules on Additional Dividends relating to the operation of the Trust.

14. Legally Available Funds. For purposes of this Section 12.2, funds shall be “legally available” for the payment of dividends or the redemption price with respect to any share of RP only if the Trust is not insolvent at the time such payment would be made and only to the extent that such payment could be made without rendering the Trust insolvent.

PART II.

REMARKETING PROCEDURES

1. Remarketing Schedule. Each Remarketing for shares of RP shall take place over a three-business day period consisting of the Tender Date, the Dividend Reset Date and the Settlement Date. Such dates or the method of establishing such dates shall be determined by the Board of Trustees from time to time.

2. Procedure for Tendering. (a) Each share of RP is subject to Tender and Dividend Reset only at the end of each Dividend Period applicable to such share and may be tendered in the Remarketing which commences on the Tender Date immediately prior to the end of the current Dividend Period with respect thereto. By 12:00 noon, New York City time, on each such Tender Date, the Remarketing Agents shall, after canvassing the market and considering prevailing market conditions at the time for shares of RP and similar securities, provide Beneficial Owners non-binding indications of the Applicable Dividend Rate for the next succeeding 7-day Dividend Period, 28-day Dividend Period and any Optional Dividend Period or, if applicable, a Special Dividend Period; provided that, if the Board of Trustees has designated a Special Dividend Period with respect to all shares of RP subject to Tender and Dividend Reset, the Remarketing Agents will provide to Beneficial Owners of shares of RP a non-binding indication only of the Applicable Dividend Rate for such Special Dividend Period. The actual Applicable Dividend Rates for such Dividend Periods may be greater than or less than the rates per annum indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate). By 1:00 p.m., New York City time, on such Tender Date, each

Beneficial Owner of shares of RP subject to the Tender and Dividend Reset must notify a Remarketing Agent of its desire, on a share-by-share basis, either to tender such share of RP at a price of $50,000 per share or to continue to hold such share of RP and elect either a 7-day Dividend Period, a 28-day Dividend Period or a specific available Optional Dividend Period or, if applicable, accept a designated Special Dividend Period at the new Applicable Dividend Rate for the selected or designated, as the case may be, Dividend Period. Any notice given to a Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate, or Rates is established. Any such notice may not be waived by the Remarketing Agents, except that prior to 4:00 p.m., New York City time, on a Dividend Reset Date, a Remarketing Agent may, in its sole discretion, (i) at the request of a Beneficial Owner that has tendered one or more shares to such Remarketing Agent, waive such Beneficial Owner’s tender, and thereby enable such Beneficial Owner to continue to hold the share or shares for a 7-day Dividend Period, 28-day Dividend Period or available Optional Dividend Period or, if applicable, a designated Special Dividend Period, as agreed to by such Beneficial Owner and such Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to such Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agents’ ability to remarket all shares of RP tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its shares of RP, waive such Beneficial Owner’s election with respect thereto.

(b) The right of each Beneficial Owner to tender shares of RP in a Remarketing shall be limited to the extent that (i) the Remarketing Agents conduct a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) shares tendered have not been called for redemption and (iii) the Remarketing Agents are able to find a purchaser or purchasers for tendered shares of RP at an Applicable Dividend Rate or Rates for the next Dividend Period or Periods that is or are not in excess of the Maximum Dividend Rate or Rates for such Dividend Period or Periods.

3. Determination of Applicable Dividend Rates. (a) Between 1:00 p.m., New York City time, on each Tender Date and 4:00 p.m., New York City time, on the succeeding Dividend Reset Date, the Remarketing Agents shall determine (i) unless the Board of Trustees has designated such next Dividend Period as a Special Dividend Period with respect to all shares subject to Tender and Dividend Reset, the allocation of tendered shares of RP among a 7-day Dividend Period, a 28-day Dividend Period and each available Optional Dividend Period, if any, and, if applicable, a Special Dividend Period (provided that, if the Remarketing Agents are unable to remarket on such Dividend Reset Date all such tendered shares in a Remarketing at a price of $50,000 per share, then the Remarketing Agents shall allocate no shares to any Optional Dividend Period and no shares will be assigned to any Special Dividend Period and such shares shall be allocated to a 7-day Dividend Period) and (ii) the Applicable Dividend Rates to the nearest one-thousandth (0.001) of one percent per annum for the next 7-day Dividend Period, the next 28-day Dividend Period and the next Optional Dividend Period or Periods or the next designated Special Dividend Period, as the case may be. The Applicable Dividend Rate for each such Dividend Period, except as otherwise required herein, shall be the dividend rate per annum which the Remarketing Agents determine, in their sole judgment, to be the lowest rate, giving effect to such allocation, that will enable them to remarket on behalf of the Beneficial Owners thereof all shares of RP subject to Tender and Dividend Reset in such Remarketing and tendered to them on such Tender Date at a price of $50,000 per share.

(b) If no Applicable Dividend Rate shall have been established on a Dividend Reset Date in a Remarketing for a 7-day Dividend Period, a 28-day Dividend Period or Optional Dividend Period or Periods or Special Dividend Period, if any, or for any or all of the foregoing, for any reason (other than because there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement or the Remarketing Agents are unable to remarket on the Dividend Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share), then the Remarketing Agents, in their sole discretion, shall, if necessary and except during a Non-Payment Period, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate or Rates, as the case may be, that would be the rate or rates per annum that would be the initial dividend rate or rates in an offering on such Dividend Reset Date, assuming in each case a comparable dividend period, or periods, issuer and security. If there is no Remarketing because there are no Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing pursuant to the Remarketing Agreement or if the Remarketing Agents are unable to remarket on the Dividend

Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $50,000 per share, then, except during a Non-Payment Period, the Applicable Dividend Rate for the subsequent Dividend Period and for each subsequent Dividend Period for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate for a 7-day Dividend Period and the next succeeding Dividend Period shall be a 7-day Dividend Period. In a Remarketing, the Applicable Dividend Rates for different Dividend Periods need not be equal.

(c) In determining such Applicable Dividend Rate or Rates, and making such allocation, the Remarketing Agents shall, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock determined for the purpose of providing non-binding indications of the Applicable Dividend Rate to Beneficial Owners and potential purchasers of shares of RP, (i) consider the number of shares of RP tendered and the number of shares of RP potential purchasers are willing to purchase and (ii) contact by telephone or otherwise current and potential Beneficial Owners of shares of RP subject to Tender and Dividend Reset to ascertain the dividend rates at which they would be willing to hold shares of RP.

(d) The Applicable Dividend Rate or Rates as well as the allocation of tendered shares of RP shall be determined as aforesaid by the Remarketing Agents in their sole discretion (except as otherwise provided in this Section 12.2 with respect to Applicable Dividend Rates that shall be the Non-Payment Period Rate or the Maximum Dividend Rates) and shall be conclusive and binding on Holders and Beneficial Owners.

(e) Except during a Non-Payment Period, the Applicable Dividend Rate for any Dividend Period shall not be more than the applicable Maximum Dividend Rate.

4. Allocation of Shares; Failure to Remarket at $50,000 Per Share. (a) If the Remarketing Agents are unable to remarket by 4:00 p.m., New York City time, on a Dividend Reset Date all shares of RP tendered to them in the related Remarketing (which are subject to Tender or Dividend Reset in such Remarketing) at a price of $50,000 per share, (i) each Beneficial Owner that tendered or was deemed to have tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis,-- to the extent practicable, or by lot, as determined by the Remarketing Agents in their sole discretion, based on the number of orders to purchase shares of RP in such Remarketing; and (ii) the next Dividend Period shall be a 7-day Dividend Period for all tendered (or deemed tendered) but unsold shares (which are subject to Tender and Dividend Reset in such Remarketing) and the Applicable Dividend Rate shall be the applicable Maximum Dividend Rate.

(b) If the allocation procedures described above would result in the sale of a fraction of a share of RP, the Remarketing Agents shall, in their sole discretion, round up or down the number of shares of RP sold by each Beneficial Owner on the applicable Dividend Reset Date so that each share sold by a Beneficial Owner shall be a whole share of RP, and the total number of shares sold equals the total number of shares purchased on such Dividend Reset Date.

5. Notification of Results; Settlement. (a) By telephone at approximately 4:30 p.m., New York City time, on each Dividend Reset Date with respect to shares of RP, the Remarketing Agents shall advise each Beneficial Owner of tendered shares and each purchaser thereof (or the Agent Member thereof) (i) of the number of shares such Beneficial Owner or purchaser is to sell or purchase and (ii) to give instructions to its Agent Member to deliver such shares against payment therefor or to pay the purchase price against delivery as appropriate. The Remarketing Agents will also advise each Beneficial Owner or purchaser that is to continue to hold, or to purchase, shares with a Dividend Period beginning on the Business Day following such Dividend Reset Date of the lengths of such Applicable Dividend Periods and the Dividend Rate for such shares.

(b) In accordance with the Securities Depository’s normal procedures, on the Settlement Date, the transactions described above with respect to each share of RP shall be executed through the Securities Depository, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, and the accounts of the respective Agent Members of the Securities Depository shall be debited and credited and shares delivered by book entry as necessary to effect the purchases and sales of shares of RP and the changes in the types of Dividend Periods as determined in the related Remarketing. Purchasers of shares of RP shall make payment to the Paying Agent in same-day funds against delivery to other purchasers or their nominees of one or more certificates representing shares of RP, or, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, through their Agent Members in same-day funds to the Securities Depository against delivery by book entry of shares of RP through their Agent Members. The Securities Depository shall make payment in accordance with its normal procedures.

(c) If any Beneficial Owner selling shares of RP in a Remarketing fails to deliver such shares, the Agent Member of such selling Beneficial Owner and of any other person that was to have purchased shares of RP in such Remarketing may deliver to any such other person a number of whole shares of RP that is less than the number of shares that otherwise was to be purchased by such person. In such event, the number of shares of RP to be so delivered shall be determined by such Agent Member. Delivery of such lesser number of shares of RP shall constitute good delivery.

(d) The Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to meet the timing requirements set forth in paragraphs (a) and (b) above; provided that, in the event that there is a delay in the occurrence of any delivery or other event connection with a Remarketing, the Remarketing Agent, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to accommodate such delivery in furtherance of the Remarketing.

(e) Notwithstanding any of the foregoing provisions of this paragraph 5, the Remarketing Agents may, in their sole discretion, modify the settlement procedures set forth above with respect to any Remarketing, provided any such modification does not adversely affect the Beneficial Owners or the Holders of RP or the Trust.

6. Purchase of Shares of RP by Remarketing Agents. The Remarketing Agents may purchase for their own accounts shares of RP in a Remarketing, provided that they purchase all tendered (or deemed tendered) shares of RP not sold in such Remarketing. If the Remarketing Agents hold shares of RP for their own account upon completion of a Remarketing, they must establish an Applicable Dividend Rate or rates with respect to such Shares in such Remarketing that is or are not higher than the Applicable Dividend Rate or Rates that would have been established if the Remarketing Agents did not hold or had not purchased such shares. Except as provided in the previous sentence, the Remarketing Agents shall not be obligated to purchase any shares of RP that would otherwise remain unsold in a Remarketing. If the Remarketing Agents own any shares of RP subject to a Remarketing immediately prior to such Remarketing and if all other shares subject to such Remarketing and tendered for sale by other Beneficial Owners of shares of RP have been sold in such Remarketing, then the Remarketing Agents may sell such number of their shares in such Remarketing as there are outstanding orders to purchase that have not been filled by shares tendered for sale by other Beneficial Owners. Neither the Trust, the Paying Agent nor any of the Remarketing Agents shall be obligated in any case to provide funds to make payment to a Beneficial Owner upon such Beneficial Owner’s tender of its shares of RP in a Remarketing.

7. Applicable Dividend Rate During a Non-Payment Period. So long as a Non-Payment Period shall continue, paragraphs 1, 2, 3, 4, 5 and 6 of this Part II shall not be applicable to any of the Shares of RP and the shares of RP shall not be subject to Tender and Dividend Reset.

8. Transfers. As a condition precedent to purchasing shares of RP in any offering, in any Remarketing or outside any Remarketing, each purchaser of shares of RP shall be required to sign and deliver a Master Purchaser’s Letter. The sufficiency of any Master Purchaser’s Letter is to be determined by the Remarketing Agents in their sole discretion. In a Master Purchaser’s Letter, such purchaser shall agree, among other things, (i) unless the Trust has elected, during a Non-Payment Period, to waive this requirement, to have its ownership of such shares of RP maintained in book entry form by the Securities Depository, for the account of a designated Agent Member which, in turn, shall maintain records of such purchaser’s beneficial ownership, (ii) to be conclusively bound by the remarketing procedures, including the Remarketing Agents’ determination of the Applicable Dividend Rates and the applicable Dividend Periods, (iii) to the payment of dividends at different rates to different Holders of shares of RP depending on the type of Dividend Period selected by such Holders, (iv) that its notice to tender shares of RP in a Remarketing shall constitute an irrevocable offer, except as set forth in such Master Purchaser’s Letter, to sell the shares specified in such notice and authorization to the Remarketing Agents to sell, transfer or otherwise dispose of such shares as set forth herein and (v) unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, to sell, transfer or otherwise dispose of any share of RP held by it only pursuant to orders placed in a Remarketing therefor or to a person that has signed and delivered a Master Purchaser’s Letter as providing herein, and, in the case of any transfer other than pursuant to a Remarketing, to ensure that an Agent Member advises a Remarketing Agent of such transfer. The Agent Member shall be authorized and instructed to disclose to any Remarketing Agent and/or the Paying Agent such information with respect to such purchaser’s beneficial ownership as a Remarketing Agent or the Paying Agent shall request.

9. Miscellaneous. To the extent permitted by applicable law, the Board of Trustees of the Trust may interpret or adjust the provisions hereof to resolve any inconsistency or ambiguity, or to remedy any formal defect.

10. Securities Depository; Shares Certificates. (a) If there is a Securities Depository, an appropriate number of certificates for all of the shares of RP shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent shares of RP having Optional Dividend Periods or Special Dividend Periods. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions contained in this Section 12.2 and each Master Purchaser’s Letter. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Paying Agent for the shares of RP. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

(b) If the Applicable Dividend Rate applicable to all shares of RP shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 10(a) of this Part II) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 10(a) of this Part II with respect to such shares.

Registered trademark of Merrill Lynch & Co. Inc.

PUTNAM HIGH YIELD MUNICIPAL TRUST

Amendment No. 2 to Bylaws

WHEREAS, Article 12, Section 12, Part I, paragraph 6(c) and Section 12.2, Part I, paragraph 6(c) of the Bylaws (the "Bylaws") of the Trust permit the Trustees of the Trust (the "Trustees") to change the definitions of certain enumerated terms used in each such Section subject to confirmation from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's ("S&P") that any such change will not affect the ratings then assigned to the Trust's outstanding Remarketed Preferred Shares of beneficial interest ("RP");

WHEREAS, the Trust desires to change the respective definitions of "Deposit Securities," "Dividend Coverage Amount" and "S&P Eligible Asset" as used in Article 12, Section 12.1, Part I and Section 12.2, Part I so as to permit more effective management of the Trust's portfolio; and

WHEREAS, Moody's and S&P have confirmed to the Trust that such changes will not impair their ratings of outstanding RP;

NOW, THEREFORE, in consideration of the above premises, Article 12 of the By-laws is amended such that the respective definitions of "Deposit Securities," "Dividend Coverage Amount" and "S&P Eligible Asset" set forth in each of Section 12.1, Part I, paragraph 1 and Section 12.2, Part I, paragraph 1 shall be stricken in their entirety and the following definitions substituted in lieu thereof in each section:

"Deposit Securities" means cash, including the aggregate sales price of securities sold for which settlement is scheduled to occur on or prior to (but not including) the business day following the first Dividend Reset Date that follows such Valuation Date, and Municipal Securities rated at least A-1+ or SP-1+ by S&P.

"Dividend Coverage Amount," as of any Valuation Date, means, with respect to each share of RP, the sum of (1) the aggregate amount of dividends that will accumulate on such share of RP to (but not including) the Business Day following the first Dividend Reset Date for such share that follows such Valuation Date, and (2) the aggregate amount of all liabilities existing on the Valuation Date which are payable on or prior to (but not including) the Business Day following the first Dividend Reset Date for such shares that follows such Valuation Date.

"S&P Eligible Asset" means cash or a Municipal Security that (i) is issued by any of the 50 states, the territories and their subdivisions, counties, cities, towns, villages, and school districts, agencies such as authorities and special districts created by the states and certain federally sponsored agencies such as local housing authorities (payments made on these bonds are exempt from regular federal income taxes and are generally exempt from state and local taxes in the state of issuance); (ii) is interest bearing and pays interest at least semi-annually (or is a Tax Anticipate Note, Revenue Anticipation Note or Tax and Revenue Anticipation Note rated A-1+ or SP-1+ by S&P or VMIG-1, P-1 or MIG-1 by Moody's which matures within one year of issuance and pays interest upon maturity); (iii) is payable with respect to principal and interest in United States Dollars; (iv) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (provided that such Moody's-rated Municipal Securities will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Municipal Security, such Municipal Security will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (v) is not subject to a covered call or covered put option written by the Trust; (vi) is not part of a private placement of Municipal Securities; and (vii) is part of an issue of Municipal Securities with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Notwithstanding the foregoing:

(a) Municipal Securities of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Securities exceeds 5% of the aggregate Market Value of the S&P Eligible Assets;

(b) Municipal Securities guaranteed or insured by any one bond insurer will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 25% of the aggregate Market Value of the S&P Eligible Assets; and

(c) Municipal Securities issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 20% of the aggregate Market Value of the S&P Eligible Assets.

This Amendment adopted this __th day of October, 1991 is effective retroactively as of July 22, 1991.

PUTNAM HIGH YIELD MUNICIPAL TRUST

Amendment No. 3 to Bylaws

WHEREAS, Article 13, Section 13.1 and Article 12, Section 12.1, Part I, paragraph 6(c) of the Bylaws (the "Bylaws") of Putnam High Yield Municipal Trust (the "Trust") permit the Trustees of the Trust (the "Trustees") to amend, alter or repeal the definitions of certain listed terms contained in the Bylaws, subject to written confirmation from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's ("S&P") that such amendment, alteration or repeal will not affect the ratings then assigned to the Trust's outstanding Remarketed Preferred Shares ("Preferred Shares"), and to amend, alter or repeal any other provision of the Bylaws provided that such amendment, alteration or repeal does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

WHEREAS, the Trustees desire to amend the Bylaws so as to eliminate the liquidity test contained in Article 12, Section 12.1, Part I, paragraph 9 of the Bylaws;

WHEREAS, Moody's and S&P have confirmed to the Trust that the deletion of the definitions of the terms "Dividend Coverage Amount," "Dividend Coverage Assets" and "Minimum. Liquidity Level" will not impair their ratings of outstanding Preferred Shares; and

WHEREAS, the Trustees have determined that, in the event that the definitions of the terms "Dividend Coverage Amount," "Dividend Coverage Assets" and "Minimum Liquidity Level" are deleted, the deletion of Article 12, Section 12.1, Part I, paragraphs 8(f)(ii)(b) and 9 of the Bylaws would not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. Article 12, Section 12.1, Part I, paragraph 1 of the Bylaws is hereby amended by deleting the definitions of the terms "Dividend Coverage Amount," "Dividend Coverage Assets" and "Minimum Liquidity Level" set forth therein;

2. Article 12, Section 12.1, Part I, paragraph 8(f)(ii)(b) is hereby deleted and Article 12, Section 12.1, Part I, paragraph 8(f)(ii)(c) is hereby redesignated Article 12, Section 12.1, Part I, paragraph 8(f)(ii)(b); and

3. The text of Article 12, Section 12.1, Part I, paragraph 9 of the Bylaws is hereby deleted and the word "Reserved" is hereby substituted in its place.

This Amendment is effective as of January 5, 1996.

PUTNAM HIGH YIELD MUNICIPAL TRUST

Amendment No. 4 to Bylaws

WHEREAS, Article 12.2, Section 6(c) and Article 12.1, Section 6(c) of the Bylaws (the "Bylaws") of Putnam High Yield Municipal Trust (the "Trust") permit the Trustees of the Trust (the "Trustees") to amend, alter or repeal certain provisions of the Bylaws, subject to written confirmation from Moody's Investors Service, Inc. ("Moody's") that such amendment, alteration or repeal will not affect the rating then assigned to the Trust's outstanding Remarketed Preferred Shares ("Preferred Shares");

WHEREAS, the Trustees desire to amend the Article 12.1, Section 13(b)(C) and Article 12.2, Section 10(b)(C) of the Bylaws;

WHEREAS, Moody's has confirmed to the Trust that such amendment will not impair its ratings of outstanding Preferred Shares;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

Article 12.1, Section 13(b)(C) and Article 12.2, Section 10(b)(C) are amended and restated to read in full:

"The Trust will engage in Closing Transactions to close out any outstanding futures contract on the Municipal Index if the amount of open interest in the Municipal Index as reported in the Wall Street Journal is less than 5,000."

This Amendment is effective as of April 3, 1998.

PUTNAM HIGH YIELD MUNICIPAL TRUST

Amendment No. 5 to Amended and Restated Bylaws

WHEREAS, Section 12.1, Part I, paragraph 6(c), of the Bylaws (the "Bylaws") of Putnam High Yield Municipal Trust (the "Trust") permits the Trustees of the Trust (the "Trustees") to amend, alter or repeal certain provisions of the Bylaws, subject to written confirmation from Standard & Poor's Rating Services ("S&P") and Moody's Investor Services, Inc. ("Moody's") that such amendment, alteration or repeal will not affect the ratings then assigned to the Trust's outstanding Remarketed Preferred Shares ("RP"; terms used without definition in this amendment have the respective meanings ascribed to them in the Bylaws);

WHEREAS, the Trustees desire to amend Section 12.1, Part I, paragraph 12 of the Bylaws;

WHEREAS, Moody's and S&P have confirmed to the Trust that such amendment will not impair its ratings of outstanding RP;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

Section 12.1, Part I, paragraph 13 is amended and restated to read in full as follows:

13. Futures and Options Transactions: Forward Commitments. (a) For so long as any shares of RP are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the rating then assigned to such shares of RP by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or on U.S. Treasury Bonds, Bills or Notes ("Treasury Futures") and write, purchase or sell put and call options on such contracts (collectively "S&P Hedging Transactions"), subject to the following limitations:

(A) the Trust will not engage in any S&P Hedging Transactions based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust's taking an opposition position thereto ("Closing Transactions")), which would cause the Trust at the time of such transaction to own or have sold (1) 1,001 or more outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust's total assets divided by $100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average daily open interest in futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B) the Trust will not engage in any S&P Hedging Transaction based on Treasury Futures (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Futures exceeding in number 50% of the quotient of the Market Value of the Trust's total assets divided by $100,000 ($200,000 in the case of futures on the two year Treasury Note and $1,000,000 in the case of futures on Treasury Bills) or (2) outstanding futures contracts based on a particular Treasury instrument exceeding in number 10% of the average daily open interest in such futures contracts in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(C) the Trust will engage in Closing Transactions to close out any outstanding futures contracts which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (1) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount on two consecutive Valuation Dates and (2) the Trust is required to pay Variation Margin on the second such Valuation Date; and

(D) when the Trust engages in an S&P Hedging Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term securities, at least A in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the following:

Writing covered call options on futures:

the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

Writing covered put options on futures:

the strike price of the options contract.

Buying futures:

the Trust's purchase obligation under the futures contract.

Selling futures:

the higher of the Market Value of the instruments or index underlying the futures contract and the market price at which the futures will settle at expiration.

For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals or exceeds the RP Basic Maintenance Amount, amounts deposited as Initial Margin and, for futures contracts only, Variation Margin shall not constitute S&P Eligible Assets and securities held in the segregated account contemplated by paragraph 13(a)(D) above shall have the following Discount Factors.

Discounted Value Of
Type Of Contract	Segregated Securities

Writing covered call options on	The Discounted Value of segregated securities is
futures:	equal to the lower of the strike price of the option
or the Discounted Value of the segregated
securities.

Writing covered put options on	The Discounted Value of segregated securities is
futures:	equal to the lower of the Discounted Value of the
segregated securities and the Trust's purchase
obligation.

Futures:	The Discounted Value of segregated securities is
determined by reference to the S&P Exposure
Period from the date of calculation to the contract
expiration date.

(b) For so long as any shares of RP are rated by Moody's, the Trust will not buy or sell futures contracts, write, purchase or sell put or call options on futures contracts or write put or call options (except covered call or put options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the rating then assigned to any shares of RP by Moody's, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Futures and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively "Moody's Hedging Transactions"), subject to the following limitations:

(A) the Trust will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000.

(C) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount; and

(D) when the Trust engages in a Moody's Hedging Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term obligations, at least A2 in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the following:

Writing covered call options on futures:

the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

Writing covered put options: the strike price of the options contract.

Buying futures:

the Trust's purchase obligation under the futures contract.

Selling futures:

the higher of the Market Value of the instruments or index underlying the futures contract and the price at which the futures contract will settle at expiration.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Trust is obligated to deliver pursuant to an outstanding futures contract or option shall be as follows (unless the Trust receives written confirmation to the contrary from Moody's): (i) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 48 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) shall have no value and (iii) assets subject to put options written by the Trust shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of such security.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the following amounts shall be added to the RP Basic Maintenance Amount required to be maintained by the Trust under paragraph 8(a) of this Part I of Section 12.1 (unless the Trust receives written confirmation to the contrary from Moody's): (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract which does not settle in cash, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract which does not settle in cash, 10% of the settlement price of assets to be purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

(c) For so long as any shares of RP are rated by Moody's, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 13(b) of this Part I of Section 12.1) unless it receives written confirmation from Moody's that engaging in such transactions would not impair the rating then assigned to such shares of RP by Moody's except that the Trust may enter into such contracts ("Forward Commitments"), subject to the following limitations:

(A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed income securities rated P-1, MIG-1 or VMIG-1 by Moody's with a face value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or longer-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party; and

(B) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

Section 12.2, Part I, paragraph 10 is amended and restated to read in full as follows:

10. Futures and Options Transactions: Forward Commitments. (a) For so long as any shares of RP are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the rating then assigned to such shares of RP by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or on U.S. Treasury Bonds, Bills or Notes ("Treasury Futures") and write, purchase or sell put and call options on such contracts (collectively "S&P Hedging Transactions"), subject to the following limitations:

(A) the Trust will not engage in any S&P Hedging Transactions based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust's taking an opposition position thereto ("Closing Transactions")), which would cause the Trust at the time of such transaction to own or have sold (1) 1,001 or more outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust's total assets divided by $100,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average daily open interest in futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B) the Trust will not engage in any S&P Hedging Transaction based on Treasury Futures (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (1) outstanding futures contracts based on Treasury Futures exceeding in number 50% of the quotient of the Market Value of the Trust's total assets divided by $100,000 ($200,000 in the case of futures on the two year Treasury Note and $1,000,000 in the case of futures on Treasury Bills) or (2) outstanding futures contracts based on a particular Treasury instrument exceeding in number 10% of the average daily open interest in such futures contracts in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(C) the Trust will engage in Closing Transactions to close out any outstanding futures contracts which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (1) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount on two consecutive Valuation Dates and (2) the Trust is required to pay Variation Margin on the second such Valuation Date; and

(D) when the Trust engages in an S&P Hedging Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term securities, at least A in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the following:

Writing covered call options on futures:

the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

Writing covered put options on futures:

the strike price of the options contract.

Buying futures:

the Trust's purchase obligation under the futures contract.

Selling futures:

the higher of the Market Value of the instruments or index underlying the futures contract and the market price at which the futures will settle at expiration.

For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals or exceeds the RP Basic Maintenance Amount, amounts deposited as Initial Margin and, for futures contracts only, Variation Margin shall not constitute S&P Eligible Assets and securities held in the segregated account contemplated by paragraph 10(a)(D) above shall have the following Discount Factors.

Discounted Value Of
Type Of Contract	Segregated Securities

Writing covered call options on	The Discounted Value of segregated securities is
futures:	equal to the lower of the strike price of the option
or the Discounted Value of the segregated
securities.

Writing covered put options on	The Discounted Value of segregated securities is
futures:	equal to the lower of the Discounted Value of the
segregated securities and the Trust's purchase
obligation.

Futures:	The Discounted Value of segregated securities is
determined by reference to the S&P Exposure
Period from the date of calculation to the contract
expiration date.

(b) For so long as any shares of RP are rated by Moody's, the Trust will not buy or sell futures contracts, write, purchase or sell put or call options on futures contracts or write put or call options (except covered call or put options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the rating then assigned to any shares of RP by Moody's, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Futures and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively "Moody's Hedging Transactions"), subject to the following limitations:

(A) the Trust will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the thirty days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000.

(C) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount; and

(D) when the Trust engages in a Moody's Hedging Transaction, it will maintain an amount of cash, cash equivalents or short-term, money market securities or longer term fixed income obligations rated, in the case of longer term obligations, at least A2 in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the following:

Writing covered call options on futures:

the higher of the Market Value of the instruments underlying the options contract or the strike price of the options contract.

Writing covered put options:

the strike price of the options contract.

Buying futures:

the Trust's purchase obligation under the futures contract.

Selling futures:

the higher of the Market Value of the instruments or index underlying the futures contract and the price at which the futures contract will settle at expiration.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Trust is obligated to deliver pursuant to an outstanding futures contract or option shall be as follows (unless the Trust receives written confirmation to the contrary from Moody's): (i) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 48 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) shall have no value and (iii) assets subject to put options written by the Trust shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of such security.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the following amounts shall be added to the RP Basic Maintenance Amount required to be maintained by the Trust under paragraph 8(a) of this Part I of Section 12.1 (unless the Trust receives written confirmation to the contrary from Moody's): (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract which does not settle in cash, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract which does not settle in cash, 10% of the settlement price of assets to be purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

(c) For so long as any shares of RP are rated by Moody's, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 10(b) of this Part I of Section 12.2) unless it receives written confirmation from Moody's that engaging in such transactions would not impair the rating then assigned to such shares of RP by Moody's except that the Trust may enter into such contracts ("Forward Commitments"), subject to the following limitations:

(A) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed income securities rated P-1, MIG-1 or VMIG-1 by Moody's with a face value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or longer-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party; and

(B) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

This amendment is effective as of May 24,1999.

PUTNAM HIGH YIELD MUNICIPAL TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, Article 13, Section 13.1 of the Bylaws (the “Bylaws”) of Putnam High Yield Municipal Trust (the “Trust”) permits the Trustees of the Trust (the “Trustees”) to amend or repeal the Bylaws;

WHEREAS, the Trustees desire to amend the Bylaws by adding a new article thereto;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The existing ARTICLE 13 shall be redesignated as ARTICLE 14.

2. The content of Exhibit A attached hereto shall be added as new ARTICLE 13.

This Amendment is effective as of March 9, 2001.

[The remainder of this page intentionally left blank]

Exhibit A
Please see the attached.

ARTICLE 13

Advance Notice of Shareholder Nominees for Trustee and Proposals to Fix the Number of Trustees

13.1. Advance Notice of Shareholder Nominations of Trustees and Proposals to Fix the Number of Trustees. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before a meeting of shareholders or otherwise transacted unless in accordance with the following procedures, except as may be otherwise provided in the Bylaws with respect to the right of holders of preferred shares, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

(a) Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Trustees and proposals to fix the number of Trustees may be made at an annual meeting of shareholders or at a special meeting of shareholders in lieu of an annual meeting only (i) pursuant to the notice of meeting given by or at the direction of the Trustees pursuant to Article V, Section 2 of the Declaration of Trust, (ii) by or at the direction of the Trustees (or any duly authorized committee thereof) or the Chairman of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the time the notice provided for in this Section 13.1 is delivered to the Clerk of the Trust, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraph (2) of this paragraph (a) of this Section 13.1.

(2) For such nominations or proposals to be properly brought before a meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this Section 13.1, the shareholder must have given timely notice thereof in writing to the Clerk of the Trust in accordance with paragraph (b) of this Section 13.1. The shareholder’s notice shall contain, at a minimum, the information set forth in paragraph (c) of this Section 13.1.

(b) Timely Notice.

(1) Annual Meeting. To be timely, a shareholder’s notice required by subparagraph (2) of paragraph (a) of this Section 13.1 in respect of an annual meeting shall be delivered to the Clerk at the principal executive offices of the Trust not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that with respect to the annual meeting to be held in the calendar year 2001, notice by the shareholder in order to be timely must be so received not less than thirty (30) days prior to such anniversary date; provided further, however, if and only if the annual meeting is not scheduled to be held on a date that is within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the annual meeting was mailed and the date on which public announcement of the date of the annual meeting was first made.

(2) Special Meeting in Lieu of Annual Meeting. To be timely, a shareholder’s notice required by subparagraph (2) of paragraph (a) of this Section 13.1 in respect of a special meeting in lieu of an annual meeting shall be delivered to the Clerk at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day following the date on which public announcement was first made of the date of the special meeting.

(3) General. In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this paragraph (b) of this Section 13.1.

(c) Content of Shareholder’s Notice.

(1) Any shareholder’s notice required by this Section 13.1 shall set forth as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a Trustee (i) the person’s name, age, date of birth, business address, residence address and nationality; (ii) any other information regarding the person required by each of paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K and paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) any other information regarding the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iv) whether the shareholder believes the person is or will be an “interested person” of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an “interested person,” information regarding the person that will be sufficient for the Trust to make such determination; (v) the written consent of the person to being named as a nominee and to serve as a Trustee if elected and (vi) the class or series and number of all shares of beneficial interest of the Trust owned beneficially or of record by the person. Any shareholder’s notice required by this Section 13.1 in respect of a proposal to fix the number of Trustees shall also set forth a description and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with the Bylaws and the Declaration of Trust.

(2) Such shareholder’s notice further shall set forth as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of the shareholder and such beneficial owner, as they appear on the Trust’s books; (ii) the class or series and number of all shares of beneficial interest of the Trust owned beneficially and of record by the shareholder and such beneficial owner; (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder; (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to, as the case may be, (A) nominate each person named in its notice and (B) make the proposal to fix the number of Trustees as stated in its notice; and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(3) The Trustees may require any proposed nominee to furnish such other information as they may reasonably require to determine the eligibility of such proposed nominee to serve as a Trustee.

(d) Authority to Determine Compliance with Procedures. The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal was made in compliance with the procedures set forth in this Article 13 and elsewhere in the Bylaws and in the Declaration of Trust and (ii) if any nomination or proposal is not so in compliance to declare that such nomination or proposal shall be disregarded.

PUTNAM HIGH YIELD MUNICIPAL TRUST

AMENDMENT TO AMENDED AND RESTATED BYLAWS

WHEREAS, Article 14, Section 14.1, of the Amended and Restated Bylaws as last amended by an Amendment effective as of March 9, 2001 (the “Bylaws”) of Putnam High Yield Municipal Trust (the “Trust”) permits the Trustees of the Trust (the “Trustees”) to amend or repeal the Bylaws;

WHEREAS, the Trustees desire to amend the Bylaws to remove the requirement that each purchaser of preferred shares of the Trust sign and deliver a “Master Purchaser’s Letter” currently defined in the Bylaws);

NOW, THEREFORE, the Bylaws are hereby amended as follows:

Article 12, Section 12.1, Part I, paragraph 1 and Article 12, Section 12.2, Part I, paragraph 1 are hereby amended by deleting the definition of “Master Purchaser’s Letter.”

Exhibit A to Section 12.1 of Article 12 is hereby deleted.

Article 12, Section 12.1, Part II, paragraph 8 and Article 12, Section 12.2, Part II, paragraph 8 are hereby amended, with each such provision to read in its entirety as follows:

“Unless the Trust has elected, during a Non-Payment Period, to waive this requirement, ownership of shares of RP will be maintained in book entry form by the Securities Depository, for the account of a designated Agent Member which, in turn, shall maintain records of such purchaser’s beneficial ownership.”

This Amendment is effective as of February 10, 2006.